CREDIT AGREEMENT

among

COMUNICACIONES NEXTEL DE MEXICO, S.A. DE C.V. as Borrower

THE GUARANTORS SIGNATORIES HERETO
as Guarantors

CHINA DEVELOPMENT BANK CORPORATION
as Lender

CHINA DEVELOPMENT BANK CORPORATION

as Administrative Agent and
CHINA DEVELOPMENT BANK CORPORATION
as Arranger

Dated as of July 12, 2011

Table of Contents

APPENDICES:

Appendix A     Defined Terms and Rules of Interpretation

EXHIBITS:

Exhibit A     Form of Notice of Borrowing
Exhibit B     Form of Process Agent Letter
Exhibit C     Form of Assignment and Acceptance
Exhibit D     Form of Supplier’s Certificate
Exhibit E     Form of Compliance Certificate

ANNEXES:

Annex I     Loan Commitments Annex II     Applicable Lending Offices Annex III     Guarantors Annex IV     License Proceedings

CREDIT AGREEMENT (this “Agreement”), dated as of July 12, 2011 (“Signing Date”), among (i) COMUNICACIONES NEXTEL DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Borrower”), (ii) the persons listed in Annex III (the “Guarantors”), (iii) CHINA DEVELOPMENT BANK CORPORATION in its capacity as lender (the “Lender”), (iv) CHINA DEVELOPMENT BANK CORPORATION in its capacity as administrative agent (the “Administrative Agent”) and (v) CHINA DEVELOPMENT BANK CORPORATION in its capacity as arranger (the “Arranger”).

W I T N E S S E T H:

WHEREAS, certain Obligors intend to acquire infrastructure equipment and related services and to commission certain civil and construction works from the Supplier for the build-out and deployment of the Telecommunications Networks in Mexico, further details of which are more fully described in the Supply Agreements (the “Project”);

WHEREAS, in order to finance the acquisition of such infrastructure equipment, related services and the commissioning of civil and construction works from the Supplier for the Project, the Borrower has requested the Lender to provide the credit facility described herein;

WHEREAS, the Lender is willing to provide the credit facility described herein upon the terms and conditions herein set forth;

WHEREAS, each Guarantor is an asset holding or revenue generating Subsidiary of the Borrower;

WHEREAS, each Guarantor acknowledges that it will, directly or indirectly, derive substantial benefit from the making of the Loans; and

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

1.    Defined Terms

. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules and Exhibits shall have the respective meanings assigned to such terms in Appendix A hereto.

2.    Rules of Interpretation

. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

3.    Accounting Principles

. Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with Mexico GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

SECTION 2. AMOUNTS AND TERMS OF CREDIT FACILITY.

2.1.    The Loans.

(a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, during the Availability Period, loans (each a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans shall (i) be made and maintained in Dollars, (ii) not exceed for any Lender, in aggregate principal amount, that amount which equals the Loan Commitment of such Lender, (iii) mature on the Loan Maturity Date, and (iv) only be applied towards the payments of (A) up to 100% of the amounts due and payable by the Borrower under Purchase Orders placed pursuant to or under the Supply Agreements and (B) up to 15% of the amounts due and payable by the Borrower under the Sinosure Purchase Orders.

(b) The Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

2.2.    Notice of Borrowing.

(a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office at least five (5) Business Days’ prior written notice; provided, that any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (Beijing time) on such day, and if any such notice is received after 11:00 a.m. (Beijing time) on a certain day, such notice shall be deemed to have been given on the following day. Each such notice (a “Notice of Borrowing”) shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A hereto, appropriately completed to specify, inter alia: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the proposed date of such Borrowing (which shall be a Business Day) and (iii) the account details of the Supplier or the Borrower, as applicable. The Administrative Agent shall promptly give each Lender at least one (1) Business Day’s prior written notice of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) The Borrower shall deliver no more than one (1) Notice of Borrowing in each calendar month and each Notice of Borrowing shall only request one (1) Loan.

2.3.    Pro Rata Borrowings; Availability.

(a) Each Borrowing shall be incurred ratably among the Lenders based upon the amount of their respective Loan Commitments. It is agreed that no Lender shall be responsible for any default by any other Lender of its obligation to make a Loan hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make a Loan hereunder.

(b) The Loan Commitments shall be made available by each Lender during the Availability Period; provided, that in no event shall any Loans be available after the Final Availability Date.

2.4.    Disbursement of Funds.

Subject to the terms and conditions hereof, no later than 11:00 a.m. (Beijing time) on the date specified in each Notice of Borrowing, each Lender will make available, through such Lender’s Applicable Lending Office, its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will pay the aggregate of the amounts so made available by the Lenders directly to the bank account of the Supplier as specified by the Borrower in the Notice of Borrowing, except for amounts not exceeding in the aggregate US$45,000,000, which shall be made available by the Lenders directly to an account of the Borrower as specified by the Borrower in the Notice of Borrowing to reimburse the Borrower for amounts already paid by or on behalf of the Borrower to the Supplier prior to the Closing Date in respect of Purchase Orders and/or Sinosure Purchase Orders eligible for financing hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of the Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent shall, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. The Administrative Agent shall also be entitled to recover on demand from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the cost to the Administrative Agent of acquiring overnight federal funds at the then applicable rate. Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to make a Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.5.    Evidence of Obligations.

Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender as a result of the Loans of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement. Absent manifest error, the entries made by each Lender pursuant to the foregoing sentence shall constitute prima facie evidence, of the existence and amounts of the Loans and other obligations therein recorded; provided, however, that the failure of any Lender to maintain such account or accounts shall not in any manner affect the obligations of the Borrower to repay or pay the Loan made by such Lender, accrued interest thereon and the other obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement. Each Lender will advise the Borrower of the outstanding Indebtedness hereunder to such Lender upon written request therefor.

2.6.    Interest.

(a) The Borrower agrees to pay interest in respect of the unpaid and outstanding principal amount of each Loan from its Disbursement Date until the maturity of such Loan (whether by acceleration or otherwise), at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of (i) LIBOR in effect for such Interest Period and (ii) the applicable Margin.

(b) Overdue principal, interest and any other amount under or in connection with this Agreement shall bear interest (by way of liquidated damages and not as penalty) at a rate which is equal to the sum of (i) LIBOR in effect from time to time, (ii) the applicable Margin, and (iii) two per cent (2%) per annum, with such default interest (“Default Interest”) to be payable on demand.

(c) Accrued (and theretofore unpaid) interest shall be payable on each Interest Payment Date and, in respect of each Loan, on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) or, after such maturity, on demand. Notwithstanding the foregoing, Default Interest payable in accordance with Section 2.6(b) shall be payable as provided therein.

(d) On each Interest Determination Date, the Administrative Agent shall determine the LIBOR for the applicable Interest Period to be applicable to the Loans or to any portion thereof and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.7.    Interest Periods.

The interest period (an “Interest Period”) applicable to all Loans shall be a six (6) month period;

provided, however, that:

(a)    all Loans comprising the same Borrowing shall have the same Interest Periods;

(b) the initial Interest Period for any Loan shall commence on the Disbursement Date of such Loan and end on (but not include) the next succeeding Interest Payment Date, and each Interest Period occurring thereafter in respect of such Loan shall commence on (and include) an Interest Payment Date and end on (but not include) the next succeeding Interest Payment Date;

(c) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

(e)    any Interest Period that would otherwise extend beyond the Loan Maturity Date shall instead end on the Loan Maturity Date.

2.8.    Net Payments.

(a) All payments made by the Borrower hereunder or under any other Financing Document will be made without setoff, counterclaim or other similar defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of any Lender, any tax imposed on or measured by the net income, revenue, or gross receipts of such Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay such additional amounts as may be necessary so that the net amount received by the relevant Financing Party hereunder or under any other Financing Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Financing Document as if the corresponding deduction or withholding had not been made. The Borrower will furnish to the Administrative Agent within thirty (30) days after the date of the payment of any Taxes due pursuant to applicable law evidence of such payment in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender and the Administrative Agent agree to complete in good faith and execute and deliver to the Borrower, in a timely manner, such form, certificates, information or documentation relating to such Lender or Administrative Agent to establish the extent to which any payments to such Lender or Administrative Agent are exempt from, or are entitled to a reduction of withholding or deduction of any Taxes (collectively, the “Forms”). Notwithstanding anything to the contrary herein, neither any Lender nor the Administrative Agent shall be required to provide any Forms pursuant to this Section 2.8(b) unless (i) such Forms are required by law as a condition to, or evidence of entitlement to, relief or exemption in whole or in part from any Taxes, (ii) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms and (iii) the Borrower shall have timely provided to such Lender or the Administrative Agent a written notice requesting that such Lender or the Administrative Agent execute and deliver such Forms together with the Forms and the official instructions thereto, if any.

(c) If the Borrower pays any additional amount under this Section 2.8 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in good faith, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) nothing in this Section 2.8(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iii) no Lender shall be required to pay any amounts pursuant to this Section 2.8(c) at any time when a Default or Event of Default exists.

2.9.    Illegality.

(a) If, on or after the date hereof, the introduction of any Law, or any change in any Law, or in the official interpretation or administration of any Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender to make or to maintain its participation in a Loan, then:

(b)    that Lender shall promptly provide written notice thereof to the Borrower through the Administrative Agent, setting out the relevant circumstances;

(c)    on written notice thereof, any obligation of that Lender to make such Loan shall be suspended and the Loan Commitments of that Lender shall be immediately cancelled;

(d) the Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of such Lender’s request for prepayment pursuant to this Section 2.9, any Governmental Approvals then required in connection with such prepayment; and

(e) the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the Interest Payment Date immediately occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the written notice delivered to the Borrower through the Administrative Agent (being no earlier than (i) the last day of any applicable grace period permitted by law, or (ii) twenty (20) Business Days after the delivery date of the written notice from the Lender, whichever occurs later) without any Break Cost, premium, penalty or fee of any nature.

2.10.    Increased Costs and Reduction of Return.

(a) If any Lender shall have determined, in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto), at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in any tax imposed on or measured by the net income, revenue, or gross receipts or similar charges or otherwise compensated for Taxes under Section 2.8) because of any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the official interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction, after the Signing Date, of any new law or governmental rule, regulation, order, guideline or request then, and in any such event, the Borrower shall pay to such Lender, within thirty (30) days of written demand therefor, such additional reasonable and duly documented amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder; provided, however, that before making any such demand each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender (a written notice by such Lender as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender, shall, absent manifest error, be final and conclusive and binding on all parties hereto).

(b) If a Lender requests compensation under Section 2.10 or if the Borrower is required to pay additional amounts to any Lender under Section 2.8 as a result of any internal reorganization of such Lender, then such Lender shall, in good faith consultation with the Borrower, take commercially reasonable steps to mitigate any circumstances giving arise to the gross-up under Section 2.8 or the indemnification under this Section 2.10, failing which, the Borrower shall be entitled to designate a Replacement Lender under Section 2.13. A Lender need not take any such steps if such Lender determines, in its reasonable opinion, that to do so would be materially prejudicial to it (it being understood that it is not prejudicial to the Lender to bear costs that the Borrower is willing to reimburse).

2.11.    Inability to Determine Rates

. If, on or prior to the first day of any Interest Period (an “Affected Interest Period”): (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, LIBOR cannot be determined pursuant to the definition thereof; or (b) the Required Lenders determine and notify the Administrative Agent that the relevant rate of interest referred to in the definition of “LIBOR” upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Lenders of making or maintaining its Disbursements for such Affected Interest Period; or (c) the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for the relevant Interest Period, the Administrative Agent shall give notice thereof (a “Rate Determination Notice”) to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, during the thirty (30) day period following such Rate Determination Notice (the “Negotiation Period”) the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of all Lenders) for the Disbursements that shall reflect the cost to the Lenders of funding their Disbursements from alternative sources (a “Substitute Basis”), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of LIBOR to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply. During the Negotiation Period, the Lenders are not obliged to fund any Disbursement unless and until a Substitute Basis is agreed upon. If a Substitute Basis is not agreed upon during the Negotiation Period, each Lender shall, subject to compliance with applicable Mexican laws and regulations, determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount) the rate basis reflecting the cost to such Lender of funding its Loans for the Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Lender and shall apply in lieu of LIBOR, as applicable, for the relevant Interest Period.

2.12.    Survival

. The agreements and obligations of the Borrower in Sections 2.8, 2.10 and 2.11 shall survive the payment of the Loans and all other obligations under the Financing Documents.

2.13.    Replacement Lender.

(a) If at any time, the Borrower becomes obliged to prepay any amount in accordance with Section 2.9 or pay any compensation under Section 2.10 to any Lender, then the Borrower shall have the right, at its sole expense and effort and provided that no Default or Event of Default then exists or would exist after giving effect to such replacement, on twenty (20) Business Days prior written notice to the Administrative Agent and such Lender, to replace such Lender by requiring such Lender to (and such Lender shall) assign and delegate, without recourse, pursuant to Section 10.13 all (and not part only) of its rights and obligations under this Agreement to a Lender or another bank or financial institution (a “Replacement Lender”) selected by the Borrower for a purchase price in cash payable at the time of assignment equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, fees, and other amounts payable in relation thereto under the Financing Documents. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b) The replacement of a Lender pursuant to this Section 2.13 shall be subject to the following conditions: (i) all obligations of the Borrower then owing to the replaced Lender (other than those specifically described in paragraph (a) above in respect of which the assignment purchase price has been paid but including all amounts, if any, owing under any Financing Document) which will be paid in full to such replaced Lender concurrently with such replacement, (ii) the Borrower shall have no right to replace the Administrative Agent or Security Agent; (iii) neither the Administrative Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender, (iv) in no event shall the Lender replaced under this Section 2.13 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Financing Documents.

(c)     The Replacement Lender shall enter into the Assignment and Acceptance pursuant to Section 10.13 pursuant to which the Replacement Lender shall acquire all of the Available Loan Commitments and outstanding Loans of the replaced Lender. Upon receipt by the replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute the Assignment and Acceptance on behalf of such replaced Lender and any such Assignment and Acceptance so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 10.13. Upon the execution of the Assignment and Acceptance, the payment of amounts referred to in paragraphs (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 8.10, the Replacement Lender shall become a Lender hereunder and the replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.8, 2.9, 2.10, 2.11, 10.1, 10.2), which shall survive as to such replaced Lender.

SECTION 3. CONDITIONS PRECEDENT.

1.    Conditions to Initial Disbursement of Loans.

The obligation of any Lender to make its initial Loan shall be subject to the conditions precedent that the Administrative Agent shall have received, or shall have waived receipt of, the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all Lenders), and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent (acting on the instructions of all Lenders):

(a)    Transaction Documents.

(i) Each of the Transaction Documents (other than the Asset Pledge and the DSRA Pledge) shall have been executed and delivered by each party thereto. Each Lender and the Administrative Agent shall have received an original of each Transaction Document to which it is a party duly executed by all parties thereto, a copy of each other Transaction Document.

(ii) The Asset Pledge shall have been (A) duly authorized and executed by each party thereto before a notary public or commercial notary public in Mexico and (B) registered and filed (including the filing of a duly notarized Asset Pledge before the Movable Property Registry (Registro Único de Garantías Mobiliarias) and the delivery to the Security Agent of evidence of such filing ((boleta)) and in all aspects perfected to provide the first ranking priority Lien intended to be provided therein and all fees and costs and expenses in relation thereto have been duly paid or discharged.

(iii) The DSRA Pledge shall have been (A) duly authorized and executed by each party thereto before a notary public in Mexico and (B) registered and filed (including the filing of a duly notarized DSRA Pledge before the Movable Property Registry (Registro Único de Garantías Mobiliarias) and the delivery to the Security Agent of evidence of such filing (boleta)) and in all aspects perfected to provide the first ranking priority Lien over the DSRA intended to be provided therein and all fees and costs and expenses in relation thereto have been duly paid or discharged.

(iv) The Administrative Agent shall have received a certified Spanish translation of each Financing Document other than the Asset Pledge and the DSRA Pledge.

(b)    Charter Documents. The Administrative Agent shall have received the following documents, each certified as indicated below:

(i) a copy of each Charter Document (including the articles of incorporation and current by-laws of the (escritura constitutiva)) of each Obligor;

(ii) the No Liens’ Certificates for each of the Obligors issued no earlier than thirty (30) days prior to the Closing Date;

(iii) an Officer’s Certificate of the Borrower dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the Charter Documents of the Borrower, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) of the Borrower, (1) approving the transactions contemplated by the Financing Documents, (2) authorizing the execution, delivery and performance of the Financing Documents to which the Borrower is or is intended to be a party, and approving the terms, conditions and transactions contemplated under such Financing Documents, and (3) authorizing a named person or persons on its behalf to identify, negotiate and finalize the terms of the Financing Documents to which it is a party and authorizing such persons to execute such Financing Documents and any documents to be delivered by the Borrower under such Financing Documents (including the Notice of Borrowing) and dispatch all documents and notices to be signed and/or dispatched by the Borrower under or in connection with the Financing Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the execution, delivery and performance of the Master Services Agreement and the terms, conditions and transactions contemplated under such Master Services Agreement have been duly approved and authorized by the board of directors (or other equivalent body) as the case may be, of the Borrower, (D) as to the name, incumbency and specimen signature of each officer of the Borrower (identified as per B(3) above) executing the Financing Documents to which the Borrower is intended to be a party and each other document to be delivered by the Borrower from time to time in connection therewith (and the Financing Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (D) from the Borrower) and (E) the good standing of the Borrower;

(iv) an Officer’s Certificate of each Guarantor, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of its Charter Documents, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by its board of directors (or a committee of the board of directors or other equivalent body), as the case may be, (1) approving the giving of the Guaranty, (2) authorizing the execution, delivery and performance of the Financing Documents to which it is a party, and approving the terms, conditions and transactions contemplated under such Financing Documents, and (3) authorizing a named person or persons on its behalf to identify, negotiate and finalize the terms of the Financing Documents to which it is a party and authorizing such persons to execute such Financing Documents and any documents to be delivered by it under such Financing Documents and dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Financing Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that, where applicable, the acquisition of goods, equipment and services from the Supplier under the Supply Agreements has been duly approved and authorized, (D) as to the name, incumbency and specimen signature of each of its officer (identified as per (3) above) executing the Financing Documents to which it is a party and each other document to be delivered by it from time to time in connection therewith (and the Financing Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (D) from it) and (E) the good standing of such Guarantor; and

(v) an Officer’s Certificate of the Parent, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of its Charter Documents, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by its board of directors (or a committee of the board of directors or other equivalent body), as the case may be, (1) authorizing the execution, delivery and performance of the Financing Documents to which it is a party, and approving the terms, conditions and transactions contemplated under such Financing Documents, and (2) authorizing a named person or persons on its behalf to identify, negotiate and finalize the terms of the Financing Documents to which it is a party and authorizing such persons to execute such Financing Documents and any documents to be delivered by it under such Financing Documents and dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Financing Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the execution, delivery and performance of the Master Supply Agreement by the Parent and the terms, conditions and transactions contemplated under the Master Supply Agreement have been duly approved and authorized, (D) as to the name, incumbency and specimen signature of each of its officer (identified as per (2) above) executing the Financing Documents to which it is a party and each other document to be delivered by it from time to time in connection therewith (and the Financing Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (D) from it) and (E) the good standing of the Parent.

(c)    Governmental Approvals.

(i) The Administrative Agent shall have received originals (or copies certified by an Authorized Officer of the Borrower to be true and complete copies) of all the Licenses.

(ii) There shall have been no change or proposed change in any applicable Law, and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal, which, in either such case, could reasonably be expected to have a Material Adverse Effect.

(d) Borrower’s Certificate. The Administrative Agent shall have received an Officer’s Certificate of the Borrower, dated the Closing Date, to the effect that: (i) any borrowing or similar limit binding on the Borrower will not be breached as a result of the Borrower borrowing Loans up to the total Loan Commitments and (ii) the copy of each document delivered by or on behalf of it pursuant to this Section 3.1 is a true, correct and complete copy of its original and except as delivered pursuant to Section 3.1(a), there are no agreements, side letters or other documents to which the Borrower is a party which have the effect of modifying or supplementing in any respect any of the respective rights or obligations of the Borrower or the Supplier under any of the Transaction Documents to which the Borrower or the Supplier is a party.

(e) Guarantor’s Certificate. The Administrative Agent shall have received an Officer’s Certificate of each Guarantor, dated the Closing Date, to the effect that (i) any guaranteeing or similar limit binding on it will not be breached as a result of its guaranteeing Loans up to the total Loan Commitments and (ii) the copy of each document delivered by or on behalf of it pursuant to this Section 3.1 is a true, correct and complete copy of its original and except as delivered pursuant to Section 3.1(a), there are no agreements, side letters or other documents to which it is a party which have the effect of modifying or supplementing in any respect any of the respective rights or obligations of it under any of the Transaction Documents to which it is a party.

(f) Financial Information. The Administrative Agent shall have received copies of the Original Financial Statements together with a certificate from the chief financial officer, treasurer or financial controller of the Borrower, dated the Closing Date, to the effect that, to the best of such officer’s knowledge, no event or change has occurred since the date of such financial statements that could reasonably be expected to have a Material Adverse Effect.

(g)Process Agent. The Administrative Agent shall have received (i) a copy of a letter from CT Corporation accepting its appointment as process agent in New York for each Obligor, in substantially the form of Exhibit B hereto or in the form provided and customarily adopted by CT Corporation, (ii) a copy of the relevant public instrument formalizing the power of attorney duly granted by each Obligor in favor of CT Corporation, in terms satisfactory to the Administrative Agent and in accordance with applicable laws and (iii) evidence that all payment due and payable to CT Corporation by each Obligor have been duly paid or discharged.

(h) Legal Opinions. The Administrative Agent shall have received a copy of each of the following legal opinions, which legal opinions shall be dated the Closing Date and addressed to each Financing Party:

(i) a legal opinion of White & Case LLP, New York counsel to the Administrative Agent and the Lender, as to matters of enforceability of the Financing Documents under New York law, in form and substance satisfactory to each Financing Party;

(i) a legal opinion of White & Case LLP, Mexican counsel to the Administrative Agent and the Lender, as to matters of good standing, execution, delivery, and performance with respect to each Obligor in form and substance satisfactory to each Financing Party; and

(ii) a legal opinion of Morris James LLP, Delaware counsel to the Administrative Agent and the Lenders, as to matters of good standing, execution, delivery, and performance with respect to the Parent in form and substance satisfactory to each Financing Party.

(i) Fees. The Financing Parties shall have received all fees and expenses required to be paid or reimbursed under the Fee Letter and the Administrative Agent shall have received evidence that any stamp or similar taxes accrued or payable in connection with the transactions contemplated hereby, and that are payable by the Borrower in accordance with the Financing Documents, have been unconditionally and irrevocably paid in full.

(j) Supplier Documentation. The Administrative Agent shall have received each of the following:

(i) written confirmation from the Suppliers addressed to the Administrative Agent (for the benefit of all Financing Parties) certifying that (A) all Authorizations required or advisable in China and any other applicable jurisdiction in connection with the Supply Agreements have been obtained and are in full force and effect and (B) it shall provide the Administrative Agent with such additional information and documentation and certification as it may reasonably request from time to time in connection with the Transaction Documents;

(ii) written confirmation signed by the Suppliers and the Parent or by the Suppliers and the Borrower, as applicable, confirming that (A) the effective date of each Supply Agreement to which they are party has occurred, (B) each Supply Agreement is in full force and effect and constitutes the valid, legal and binding obligations of the parties thereto and there has been no material breach of any Supply Agreement;

(iii) a list, certified by an Authorized Officer of the Supplier, as to the name, incumbency and specimen signature of each person authorized to sign certificates, confirmations and undertakings required hereunder (including all Supplier Certificates) and any other document that the Supplier may present to the Administrative Agent or the Lenders from time to time (and for all purposes of this Agreement the Administrative Agent shall be entitled to rely on the information provided pursuant to the foregoing and on any further such letter notifying the Administrative Agent of the names and specimen signatures of persons so authorized) accompanied by the Supplier’s undertaking to update information therein contained in the event of any changes; and

(k) Foreign Corrupt Practices Act. The Administrative Agent shall have received an Officer’s

Certificate of the Borrower and an Officer’s Certificate of each Guarantor, each dated the Closing Date, stating that, to the best of its knowledge, neither it nor any of its officers, directors, employees, agents or Affiliates, acting on its behalf, has taken any action in connection with the Project or the transactions contemplated herein that violates the Foreign Corrupt Practices Act of the United States, if applicable, or any similar Law in Mexico or any other jurisdiction, if applicable.

(l) Group Chart; Business Plan. The Administrative Agent shall have received a copy of the Group Chart and the Borrower’s most updated Business Plan.

(m) Supply Agreements. The Administrative Agent shall have received a copy of each Supply Agreement certified by an Authorized Officer of the Supplier as a true, complete and accurate copy of its original.

(n) Existing Facility. The Administrative Agent shall have received a written confirmation from Citibank N.A. in its capacity as administrative agent under the Existing Facility that all amounts due and payable under the Existing Facility have been unconditionally and irrevocably discharged in full and no lender thereunder shall be obliged to make any further advances.

(o) Others. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

Initial and Subsequent Loans.

The obligation of any Lender to make its initial Loan or any subsequent Loan on any Disbursement Date shall be subject to the following conditions precedent unless such condition is waived by the Administrative Agent (acting on the instructions of all Lenders):

(a) Notice of Borrowing. The Administrative Agent shall have received the Notice of Borrowing pursuant to and in compliance with Section 2.2 in respect of the Borrowing.

(b) Supplier’s Certificate. The Administrative Agent shall have received a Supplier’s Certificate in respect of a Loan.

(c) Representations and Warranties. In relation to any Disbursement on the Closing Date, all the representations and warranties of the Obligors contained in Section 4 hereof shall be true and correct in all material respects, or, in relation to any Disbursement after the Closing Date, the Repeating Representations shall be true and correct in all material respects on and as of such Disbursement Date as if made on and as of such date and in each case, will remain true and correct in all material respects immediately after the Disbursement except for those representations and warranties that refer to a particular date or period.

(d) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of any Disbursement.

(e)     Compliance Certificate. The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower in form and substance satisfactory to the Administrative Agent confirming compliance by the Borrower with the financial covenants set out in Section 5.22 on the basis of the Borrower’s most recent consolidated financial statements delivered pursuant to Sections
a.and 5.1(b).

(e) Expenses. The Borrower shall have paid or arranged for the payment when due (including, to the extent permitted, arrangement for payment out of Disbursements) of all expenses and other charges payable by it on or prior to such Disbursement Date under this Agreement or under any other Financing Document.

(f) Purchase Orders and Sinosure Purchase Orders. The Administrative Agent shall have received each of the following:

relevant Loan;
(i) (ii)     a copy of each Purchase Order or Sinosure Purchase Order to be financed by the relevant Loan;

(iii)(ii)     a copy of each invoice issued in respect of the Purchase Order(s) or Sinosure Purchase Order being financed by the relevant Loan;

(iv)(iii) for deliveries of goods and materials (excluding software and licensing purchases), a copy of (A) the certificate of country of origin, (B) the insurance certificate, and (C) the transportation document (bill of lading or airway bill, as the case may be);

(v)(iv) for Loans intended to finance payment obligations in connection with provisional acceptance of a site, cluster or system, a copy of the signed provisional acceptance certificate or evidence of deemed acceptance (such evidence to be in the form specified in the applicable Supply Agreement), or a copy of the signed final acceptance certificate; and for each training module, a copy of a signed certificate of module completion.

(g) Material Adverse Effect. There has been no Material Adverse Effect or any disruption in the international or domestic markets which could be reasonably expected to have a Material Adverse Effect.

The acceptance of the proceeds of each Loan shall constitute a certification by the Borrower to the Lender confirming the satisfaction of the conditions set forth in clauses (a) through (h) of this Section 3.2 upon the making of such Loan.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

In order to induce the Lenders to enter into this Agreement and to make the Loans, (a) the Borrower makes the following representations, warranties and agreements (only in respect of itself and its Subsidiaries that are not Guarantors, where applicable) as of the Signing Date and the Closing Date, and makes the Repeating Representations (only in respect of itself) as of the date of each Notice of Borrowing, each Disbursement Date and each Interest Payment Date, in each case by reference to the facts and circumstances then existing, except that the reference in Section 4.4 to Original Financial Statements shall, after the delivery of the Original Financial Statements, be deemed to be a reference to the most recent financial statements delivered pursuant to Section 5.1 and (b) each Guarantor makes the representations, warranties and agreements (only in respect of itself) contained in Sections 4.1, 4.2, 4.3, 4.5, 4.6(b), 4.7, 4.8(c), 4.9, 4.10, 4.11, 4.14, 4.15, 4.16, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25 and 4.26 as of the Signing Date and the Closing Date, and makes the Repeating Representations (only in respect of itself) as of the date of each Notice of Borrowing, each Disbursement Date and each Interest Payment Date, in each case by reference to the facts and circumstances then existing:

1.    Organization.

Each Obligor is (i) duly organized, validly existing and in good standing under the laws of Mexico (ii) duly authorized and qualified to do business and is in good standing in its jurisdiction of incorporation and in jurisdictions in which the conduct of its business requires it to so qualify. Each Obligor has the requisite corporate power and authority to own or lease and operate its Properties, to carry on its business, to borrow money and to execute, deliver and perform each Transaction Document to which it is or will be a party.

2.    Authority and Consents.

(a) The execution, delivery and performance by each Obligor of each Transaction Document to which it is or will be a party, and the transactions contemplated by the Transaction Documents: (i) have been duly authorized by all necessary corporate action; (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Charter Documents, (B) any applicable Law or (C) any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its Properties may be bound or affected, including all Governmental

Approvals (other than the Existing Facility); and (iii) will not result in or require the creation or imposition of any Lien upon or with respect to any of its Properties other than a Permitted Lien.

(b) Each Transaction Document to which an Obligor is a party (i) has been duly executed and delivered by such Obligor and (ii) when executed and delivered by each of the other parties thereto will be the legal, valid and binding obligation of such Obligor, as the case may be, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by insolvency, moratorium, concurso mercantil, bankruptcy or similar laws affecting the enforcement of creditors’ rights generally.

(c) All authorizations required to make the Transaction Documents to which an Obligor is a party admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

3.    Governing Law and Enforcement.

(a) The choice of governing law of the Financing Documents will be recognized and enforced in the relevant jurisdictions.

(b) Any judgment obtained in relation to a Financing Document in the jurisdiction of the governing law of that Financing Document will be recognized and enforced in the relevant jurisdictions provided that (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment; (ii) process in the action has been served personally to the defendant or a duly appointed agent; (iii) such judgment is rendered in an in personam action (as opposed to an in rem action); (iv) such judgment does not contravene the public policy of Mexico or any international treaty binding upon Mexico or generally accepted principles of international law; (v) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with; (vi) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; (viii) the courts of the jurisdiction which issued such judgment recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; (ix) such judgment is final in the jurisdiction where obtained; and (x) the documents relating to the judgment rendered shall have been translated into Spanish by a translator approved by the Mexican courts before which enforcement is requested.

4.    Financial Condition.

(a) The Original Financial Statements have been prepared in accordance with Mexico GAAP and fairly present the financial condition of the Borrower as at such dates and the results of its operations for the periods ended on such dates.

(b) None of the Obligors has any outstanding material obligations or liabilities, fixed or contingent, except as disclosed in the Original Financial Statements or otherwise disclosed to the Administrative Agent in writing prior to the Closing Date.

(c) Since the date of the most recent financial statements delivered pursuant to Section 5.1, there has been no event or condition which would have or could reasonably be expected to have a Material Adverse Effect.

5.    No Misleading Information.

All documents, reports or other written information provided to a Financing Party by or on behalf of an Obligor under the Financing Documents and the transactions contemplated thereby is accurate and not misleading in any material respect and all projections provided to any Financing Party have been prepared in good faith on the basis of assumptions which were deemed reasonable at the time at which they were prepared and supplied; and all other written information provided by or on behalf of an Obligor under the Financing Documents was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. No Obligor is aware of any circumstance that would render the information referred to above materially inaccurate or misleading.

6.    Litigation; Labor Disputes.

(a) Other than the License Proceedings, (i) there is no action, suit, bankruptcy proceeding (concurso mercantil), other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of the Borrower’s knowledge, threatened, against it by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of the Borrower’s knowledge, threatened, that has a reasonable possibility of being adversely determined and if adversely determined, may have a Material Adverse Effect; and (ii) there are no ongoing, or, to the best knowledge of the Borrower, currently threatened, strikes, slowdowns or work stoppages by the employees of the Borrower that could reasonably be expected to have a Material Adverse Effect.

(b) Other than the License Proceedings, there is no action, suit, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of each Guarantor’s knowledge, threatened, against it by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of each Guarantor’s knowledge, threatened, that has a reasonable possibility of being adversely determined and if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(c)     The License Proceedings do not and could not reasonably be expected to have a Material Adverse Effect.

7.    Governmental Approvals.

(a) All Governmental Approvals (including the Licenses) (i) necessary in connection with the legality, validity, binding effect, enforceability, due execution and delivery of the Transaction Documents and performance by each Obligor of its obligations and the exercise of its rights under the Financing Documents to which it is party or any transaction contemplated by the Financing Documents and (ii) materially necessary in connection with the performance by each Obligor of its obligations and the exercise of its rights under, the Supply Agreements to which it is party (collectively, the “Necessary Governmental Approvals”), have been duly obtained or made, were validly issued, are in full force and effect, are final, are held in the name of the relevant Obligor and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Obligors do not reasonably expect to be able to satisfy. To the best of each Obligor’s knowledge, no event has occurred that could reasonably be expected to (A) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (B) adversely affect any rights of any Obligor under any such Necessary Governmental Approval.

The information set forth in each application submitted by or on behalf of an Obligor in connection with each Necessary Governmental Approval and in all correspondence sent by or on behalf of an Obligor in respect of each such application was accurate and complete in all material respects at the time of the corresponding filing.

8.    Use of Proceeds.

(a) The proceeds of the Loans will be used solely towards the payment of (i) up to 100% of the amounts due and payable under Purchase Orders placed pursuant to or under the Supply Agreement (ii) up to 15% of the amounts due and payable by the Borrower under the Sinosure Purchase Orders;, provided that the aggregate amount of Loans applied towards the reimbursement of payments already made to the Supplier by or on behalf of the Borrower prior to the Closing Date in respect of the Purchase Orders and/or Sinosure Purchase Orders eligible for financing hereunder shall not exceed US$45,000,000.

(b) Neither the Borrower nor any of the Pledgors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock.

(c) The making or guaranteeing of any Loan and the use of the proceeds thereof will not violate or be inconsistent with the provisions of Regulation U or

Regulation X.

9.    Employee Benefit Plans.

(a) None of the Obligors or any of their respective Subsidiaries has incurred any material obligations in connection with the termination, withdrawal from, or payment of benefits under any Foreign Pension Plan. All material contributions and/or withholdings required to be made by the Borrower and its Subsidiaries with respect to a Foreign Pension Plan, if applicable, have been made.

(b) None of the Obligors or any of their respective Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any “employee benefit plan,” within the meaning of Section 3(3) of ERISA and subject to ERISA.

10.    Taxes.

(a) Each Obligor has filed or caused to be filed all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate accounting reserves have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of each Obligor that could reasonably be expected to have a Material Adverse Effect.

(b) No liability for any tax will be incurred by any Obligor as a result of the execution, delivery or performance of this Agreement or any other Financing Document or the consummation of the transactions contemplated hereby or thereby except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Mexico under the Laws of Mexico.

11.    No Filing or Stamp Taxes.

Under the Laws of Mexico, it is not necessary (i) that the Financing Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction except as otherwise expressly provided for in the Asset Pledge or the DSRA Pledge (ii) or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Financing Documents or the transactions contemplated by the Financing Documents other than such stamp, registration, notarial and other similar Taxes or fees which have already been paid or discharged or which will be paid or discharged as contemplated with the Financing Documents.

12.    Investment Company Act.

The Borrower has not taken any action that could result in the Borrower falling within the definition of, and the Borrower is not, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

13.    Regulation.

The Borrower has made all declarations and filings with and possess all Governmental Approvals that are necessary (i) to give effect to the Financing Documents and (ii) for the Borrower to operate its business of offering telecommunications services in Mexico and engage in all activities as is currently engaged by the Borrower and other than the License Proceedings, the Borrower has not received notice or has knowledge of any limitation, restriction or revocation (actual, pending or, to the best knowledge of the Borrower, threatened) of any such Governmental Approval that could reasonably be expected to have a Material Adverse Effect.

14.    Environmental Matters.

Each Obligor has complied and is now complying in all material respects with (i) all Environmental Laws applicable to the Project and (ii) the requirements of any Governmental Approvals issued under such Environmental Laws with respect to the Project.

(a) There are no facts, circumstances, conditions or occurrences regarding the Project that (i) to the knowledge of the Borrower (after due inquiry), could reasonably be anticipated to form the basis of an Environmental Claim against the Project, the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(b) There are no past, pending, or, to the best knowledge of the Borrower, threatened, Environmental Claims against the Borrower or any of its Subsidiaries or the Project which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

15.    No Default.

No Default has occurred and is continuing.

16.    Compliance with Laws.

None of the Obligors is in violation of any Law, Necessary Governmental Approval or its Charter Documents which has or could reasonably be expected to have a Material Adverse Effect.

17.    Liens.

(a)    Except for the Permitted Liens, no Liens exist over all or any of the Properties of any Obligor.

(b) Except for Liens arising under items (a), (b), or (d) of the definition of “Permitted Liens”, no Liens exist over all or any of the Pledged Assets or the DSRA.

(c)    No Lien exists over any of the Licenses.

18.    Intellectual Property.

The Borrower (i) is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it to carry on its business as it is being conducted, (ii) to its knowledge, does not, in carrying on its businesses, infringe any Intellectual Property of any third party which has or could reasonably be expected to have a Material Adverse Effect; and (iii) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

19.    Good Title.

(a) Each Obligor has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate authorizations to use, the Properties necessary in all material respects to carry on the business as presently conducted.

Pledgors.

(b)     All Pledged Assets are legally and beneficially owned by the

(c)    The DSRA is legally and beneficially owned by the Borrower.

20.    Ranking.

(a) The rights and claims of the Financing Parties against any of the Obligors under the Financing Documents at all times rank at least pari passu with all present and future unsecured and unsubordinated Indebtedness of such Obligor except those creditors whose claims are mandatorily preferred by laws of general application to companies.

(b) The Transaction Lien has or will have first ranking priority and is not subject to any prior ranking or pari passu ranking Lien.

21.    Group Chart.

The Group Chart delivered to the Administrative Agent hereunder is true, complete and accurate in all material respects.

22.    Solvency.

(a) No corporate action, legal proceeding or other procedure or step described in Sections 7.1(e), 7.1(g), 7.1(h) or creditors’ process described in Section 7.1(kl) has been taken or, to the knowledge of the Borrower, threatened in relation to it.

(b) Except as otherwise disclosed in Annex IV, no corporate action, legal proceeding or other procedure or step described in Sections 7.1(e), 7.1(g), 7.1(h) or creditors’ process described in Section 7.1(k) has been taken or, to the knowledge of any Guarantor, threatened in relation to such Guarantor.

23.    No Adverse Consequences.

It is not necessary under the laws of its relevant jurisdictions, (i) in order to enable any Financing Party to enforce its rights under any Financing Document, or (ii) by reason of the execution of any Financing Document or the performance by it of any of its obligations under any Financing Document, that any Financing Party should be licensed, qualified or otherwise entitled to carry on business in any of its relevant jurisdictions.

(a) No Financing Party is or will be deemed to be resident, domiciled or carrying on business in its relevant jurisdictions by reason only of the execution, performance and/or enforcement of any Financing Document.

24.    Immunity.

Each Obligor is subject to civil and commercial law with respect to its obligations under the Financing Documents to which it is party, and the execution, delivery and performance of the Financing Documents by it constitute private and commercial acts rather than public or governmental acts. None of the Obligors or any of their respective Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the obligations of such Obligor under the Financing Documents.

25.    Availability and Transfer of Foreign Currency.

(a) There are no registrations or requirements that limit the availability or transfer of foreign exchange for the purpose of the performance by an Obligor of its obligations under this Agreement or any other Transaction Document to which it is a party, including without limitation the payment in Dollars of all sums due thereunder.

(b) No change in Law, nor any change in the official interpretation or administration of any Law, has occurred that could adversely impact (a) the ability of the Borrower to maintain Dollar accounts outside of Mexico and to transfer amounts from and outside of Mexico as necessary to meet its obligations under the Transaction Documents; and (b) the ability of an Obligor to use Dollars as necessary to perform all of its obligations under the Transaction Documents, including the making of payments in Dollars to the Financing Parties contemplated in the Financing Documents, unless such impact could not reasonably be expected to have a Material Adverse Effect.

26.    Trading with the Enemy Act.

Each Obligor represents and warrants to the Financing Parties that none of the execution, delivery and performance of this Agreement nor any of the other Financing Documents, nor, to the best of their knowledge (after due inquiry), the use of the proceeds of the Loans made hereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

SECTION 5. COVENANTS.

Each of the Obligors, as applicable, covenants and agrees with each of the Lenders that, so long as any Loan Commitment or any Loan or any other obligation is outstanding and until payment in full of all amounts payable by the Borrower under the Financing Documents:

1.    Financial Statements and Other Information

. The     Borrower     shall     deliver     or     cause     to     be     delivered     to     the Administrative Agent:

(a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower a copy of the audited consolidated annual financial statements (including statements of income, retained earnings and cash flow) of the Borrower, audited by an independent and reputable certified public Mexican accountant of recognized international standing to ensure compliance with Mexico GAAP;

(b)Semi-annual Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal half-year of the Borrower, a copy of its unaudited consolidated semi-annual financial statements (including statements of income, retained earnings and cash flow);

(c) Certificate. Together with each set of financial statements delivered pursuant to Section 5.1(a) or 5.1(b) above, a certificate of the chief financial officer, treasurer or financial controller of the Borrower certifying that (i) the financial statements are true and complete and fairly represents the consolidated financial conditions of the Borrower at the date such financial statements were drawn up and are prepared in accordance with Mexico GAAP and (ii) no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing what action has been taken and is proposed to be taken with respect thereto);

(d) Financial Ratio. Together with each set of financial statements delivered pursuant to Section 5.1(a) or 5.1(b) above, (i) a detailed calculation of the financial ratios set forth in Section 5.22 (Financial Ratios) as tested as of the Calculation Date immediately falling prior to the delivery of such financial statements for the period of twelve (12) months ending on such Calculation Date, certified by the chief financial officer, treasurer or financial controller of the Borrower, and (ii) a Compliance Certificate;

(e)    Defaults.

(i)    Promptly after any officer or director of an Obligor knows

(h) Promptly after any officer or director of an Obligor knows or has a reasonable basis to believe that any Default or Event of Default has occurred, a written notice of such event describing the same in reasonable detail satisfactory to the Administrative Agent and, together with such notice, a description of what action has been taken and is proposed to be taken with respect thereto;

(i) Promptly after any officer or director of an Obligor becomes aware that an event of default (howsoever described) has occurred under any Material Indebtedness and/or that any of its Indebtedness has been accelerated by holder(s) of such Indebtedness as a result of an event of default (howsoever described) under such Indebtedness, a written notice describing the same in detail;

(f) Documents to Shareholders. Promptly after dispatch to the shareholders or creditors of the Borrower, all material documents dispatched by the Borrower to its shareholders generally (or any class of them) or to its creditors generally (or any class of them), to the extent such disclosure would not cause a breach of any confidentiality undertaking binding on the Borrower or non-compliance of any applicable Laws;

(g)    “Know Your Client”.     Promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and otherevidence as is reasonably requested by the Administrative Agent in order for the Financing Parties to carry out and be satisfied they have complied with all necessary “know your client” or other similar checks under all applicable Laws pursuant to the transactions contemplated in the Financing Documents;

(h) Capital and Organizational Structure. As soon as available, upon any change in the Borrower’s share capital and any material change to the Group Chart involving the Borrower or any Guarantor, details of such change;

(i) Notices. Promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication given or received by the Borrower pursuant to or relating to any of the Transaction Documents (including all requests for amendments or waivers) or pursuant to or relating to any Necessary Governmental Approval;

(j) Authorized Signatory. Promptly after any change to any person specified as an authorized signatory of the Borrower or a Guarantor in the resolutions delivered pursuant to Section 3.1(b), details of such change and the specimen signatures of any new authorized signatory;

(k)    Business Plan.     Promptly after a new or materially updated Business Plan becomes available, such new or updated Business Plan;

(l)     Mergers and Disposals. Details of any proposed mergers by an Obligor or a disposal of an Obligor, in each case, as permitted under Section 5.13, at least thirty (30) days prior to the proposed completion date of such merger or such disposal; and

(m) Other Information. From time to time such other information regarding the financial condition, operations, business or prospects of the Obligors as may be reasonably requested by the Administrative Agent or the Security Agent.

2.    Other Notices

. Each Obligor shall promptly, but in any event no later than fifteen (15) Business Days, after any officer or director obtains actual knowledge thereof, give to the Administrative Agent notice of:

(a) any pending or threatened application or proceeding by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying in an adverse manner or withholding any Necessary Governmental Approval held by or issued to it;

(b) any litigation, investigation or proceeding (including any request by any Person for arbitration proceeding) affecting it, a Consolidated Subsidiary or the Project or in which injunctive, declaratory or similar relief is requested which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any (i) Taking, or (ii) other casualty, damage or loss to any Property of the Borrower, whether or not insured, through fire, theft, other hazard or casualty, in excess of US$20,000,000 (or its equivalent in other currencies) (either in a single event or a series of events in any twelve (12) month period); and

(d) any other event, circumstance, development or condition which could reasonably be expected to have a Material Adverse Effect.

3.    Maintenance of Existence; Conduct of Business

. Each Obligor shall (i) take all actions to maintain all material rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations and (ii) comply with all of its contractual obligations if failure to so comply could reasonably be expected to have a Material Adverse Effect.

4.    Compliance with Laws

. Each Obligor shall conduct its business in compliance with all applicable requirements of Law, including all relevant Governmental Approvals and Environmental Laws, except where any failure to comply would not individually or in the aggregate have a Material Adverse Effect, and except that it may contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of Law, so long as (a) none of the Financing Parties would be subject to any criminal liability for failure to comply therewith, and (b) all proceedings to enforce such requirement of Law against the Financing Parties shall have been duly stayed.

5.    Payment of Taxes.

Each Obligor shall duly pay and discharge before they become overdue (a) all taxes, assessments and other governmental charges or levies imposed upon it or its Property, income or profits, (b) all utility and other governmental charges incurred in the ownership, operation, maintenance, use, occupancy and upkeep of its business, (c) all fees, duties and charges payable in connection with the stamp taxes as set forth in Section 4.11 and (d) all lawful claims and obligations that, if unpaid, might result in the imposition of a Lien upon its Property (except for any Liens arising under item (b) of the definition of “Permitted Liens”); provided, however, that an Obligor may contest in good faith any such tax, assessment, charge, levy, claim or obligation and, in such event, may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, when it is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves as required under Mexico GAAP shall have been established with respect to any such tax, assessment, charge, levy, claim or obligation, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provisions shall have been made and (ii) enforcement of the contested item shall be effectively stayed within the applicable statutory terms.

6.    Accounting and Financial Management.

Each of the Borrower and the Pledgors shall (a) maintain reasonably adequate management information and cost control systems, and (b) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions and assets and business in accordance with Mexico GAAP. In the event that the Borrower or a Pledgor replaces its existing auditors for any reason, the Borrower or such Pledgor shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be internationally recognized.

7.    Governmental Approvals.

Each Obligor shall: (i) from time to time obtain and maintain, and comply with, all Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws and (ii) intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify in an adverse manner or suspend any Necessary Governmental Approval and, if reasonably requested by the Required Lenders, appeal any such rescission, termination, adverse modification or suspension in the manner and to the full extent permitted by applicable Law (provided that the obligations of each Obligor under this Section 5.7 shall not in any way limit or impair the rights or remedies of the Financing Parties under any Financing Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension).

8.    Maintenance of Properties, Books and Intellectual Property.

Each of the Borrower and the Pledgors shall (i) maintain in good working order and condition (ordinary wear and tear excepted) all of its Properties necessary in the conduct of its business, (ii) maintain updated books and records in accordance with good business practice of companies carrying on the same or substantially similar business and applicable Laws and (iii) shall preserve and maintain ownership of or the right to use all Intellectual Property and other rights with respect thereto which are necessary for the operation of its business unless the absence of which could reasonably be expected to have a Material Adverse Effect.

9.    Insurances.

The Borrower shall maintain or cause to be maintained in full force and effect at all times on and after the Signing Date and continuing throughout the term of this Agreement, at its own costs insurance coverage on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable insurance companies or underwriters.

10.    Pension Plans.

Each of the Borrower, its Subsidiaries and the Guarantors, as applicable, shall maintain each pension or retirement plan or scheme or any similar plans in substantial compliance with the terms and the requirements thereof and in compliance with all applicable Laws.

11.    Access.

No more than two (2) times during each fiscal year of the Borrower or at any time and from time to time after the occurrence of a Default or an Event of Default, upon at least ten (10) Business Days prior written notice, the Borrower shall permit the Administrative Agent, Security Agent and/or accountants or other professional advisers and delegates of the Administrative Agent, free access at all reasonable times and on reasonable notice to the premises and Properties of the Borrower or any of the Guarantors to (a) inspect and take copies and extracts from the books, accounts and records of the Borrower and its Subsidiaries; (b) view the premises of the Borrower and its Subsidiaries and (c) meet and discuss with senior management employees of the Borrower, provided, however, that all costs and expenses associated with such visits and inspections upon the occurrence and continuation of a Default or an Event of Default shall be for the account of the Borrower.

12.    Limitation on Liens.

(a) Subject to paragraph (b) of this Section 5.12, except for the Permitted Liens, none of the Obligors shall create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired.

(b) None of the Obligors shall create, incur, assume or suffer to exist any Lien upon (i) any of the Pledged Assets, whether now owned or hereafter acquired under the Supply Agreements, except for any Lien arising under items (a), (b), or (d) of the definition of “Permitted Liens”, (ii) the DSRA, except for any Lien arising under items (a), (b) or (d) of the definition of “Permitted Liens” or (iii) any of the Licenses.

(c) In the event an Obligor creates a Lien over any of its Property as permitted under item (j) of the definition of “Permitted Lien”, such Obligor shall, take all actions and execute all documents necessary to ensure that such Lien is also created in favor of the Security Agent (on the account and for the benefit of the Financing Parties) on a pari passu basis.

13.    Merger; Disposal.

(a) No Obligor shall consent to, enter into or become a party to any merger, consolidation or amalgamation with any other Person without the prior written consent of the Administrative Agent unless such merger, consolidation or amalgamation is between or among (i) the Borrower and any Subsidiary of the Borrower and the Borrower is the surviving entity; (ii) the Guarantors and the assets of any merged or consolidated Guarantor shall remain with the surviving Guarantor, (iii) the Subsidiaries of the Borrower that are not Guarantors, or (iv) the Borrower and any Person (other than a Guarantor or a Subsidiary) and the Borrower is the surviving entity, (v) a Guarantor and any Person (other than the Borrower or another Guarantor) and such Guarantor is the surviving entity, and in each case, (A) when no Default or Event of Default is continuing or would occur as a result of such merger, consolidation or amalgamation, (B) such merger, consolidation or amalgamation would not result in a Change of Control and (C) the Borrower has complied and will continue to comply with the financial ratios under Section 5.22.

(b) Subject to paragraph (c) below, none of the Obligors shall, either in a single transaction or a series of transactions, and whether voluntarily or involuntarily, sell, transfer, grant, lease or otherwise dispose of all or substantially all of its Properties except for the Permitted Disposals.

Notwithstanding anything to the contrary herein or in any other Financing Document, no Obligor shall, in a single transaction or a series of transactions, and whether voluntarily or involuntarily, sell, transfer, grant, lease or otherwise dispose of (i) any of the Pledged Assets except as otherwise expressly permitted under, and in accordance with the terms of, the Asset Pledge, (ii) the DSRA except as otherwise expressly permitted under, and in accordance with the terms of the DSRA Pledge, or (iii) any of the Licenses.

14.    Change of Business.

The Borrower shall (a) maintain its chief place of business in Mexico City, Mexico and maintain the office where it keeps its records concerning the Financing Documents at such location and (b) not engage in any business other than the Permitted Business.

15.    Amendment of Charter Documents.

None of the Obligors shall amend, vary, novate, supplement, supersede, waive, exercise any discretion under, or terminate any term of (or agree to any of the foregoing) its Charter Documents, except where any of such actions could not reasonably be expected to have a Material Adverse Effect.

16.    Master Services Agreement.

The Borrower shall not, without the prior written consent of the Administrative Agent, (i) amend, vary, novate, supplement, supersede, waive or terminate any term of the Master Services Agreement or any other document delivered to the Administrative Agent pursuant to Section 3.1 except to the extent that such amendment, variation, novation, supplement, superseding, waiver or termination would not have or would not be reasonably expected to have a Material Adverse Effect and the Administrative Agent has been promptly notified, (ii) agree to or permit the cancellation, suspension or termination of the Master Services Agreement (other than termination in accordance with its terms) or (iii) sell, assign or otherwise dispose of any part of its interest in the Master Services Agreement.

17.    Transactions with Affiliates.

(a) Except for the Permitted Related Party Transactions, the Borrower shall not directly or indirectly (a) make any Investment in or payment to an Affiliate of the Borrower (other than to a Subsidiary of the Borrower); (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate of the Borrower (except pursuant to a Permitted Disposal); (c) purchase or acquire Property from an Affiliate of the Borrower (except as permitted under Section 5.13); or (d) enter into any other transaction or arrangement directly or indirectly with or for the benefit of an Affiliate of the Borrower, unless any such transaction is (i) in the ordinary course of the Borrower’s (and such Affiliate’s) business, and (ii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

18.    Fiscal Year.

The Borrower’s fiscal year shall end on December 31 of each calendar year.

Environmental Compliance.

Each Obligor shall:

(a) comply in all material respects with all Environmental Laws applicable to the Project, obtain and maintain any Governmental Approvals required pursuant to such applicable Environmental Laws, and take all reasonable steps in anticipation of known or expected future changes to or obligations under applicable Environmental Laws or any related Governmental Approvals;

(b) inform the Administrative Agent in writing as soon as reasonably practicable upon becoming aware of:

(i) any Environmental Claim which has been commenced or (to the best of the Borrower’s knowledge and belief) is threatened against it, or

(ii) any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against the Borrower,

in each case where such Environmental Claim has or could reasonably be expected to have a Material Adverse Effect.

19.    Certain Agreements.

No Obligor shall enter into any agreement or undertaking (except for the Financing Documents and as contemplated therein and except pursuant to any agreement approved by the Required Lender for the refinancing of any of the Loans) restricting, or purporting to restrict, the ability of such Obligor to amend this Agreement or any other Financing Document.

20.    Pari Passu Ranking.

Each of the Obligors shall ensure that all of its obligations under the Financing Documents at all times rank at least pari passu with all present and future unsecured and unsubordinated Indebtedness of such Obligor except Indebtedness to those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.    Financial Ratio.

(a) The Borrower shall maintain (i) a Net Debt to Consolidated EBITDA ratio of no greater than 2.0 to 1.0, (ii) a Net Debt to Total Net Worth ratio of no greater than 2.0 to 1.0, and (iii) a Consolidated EBITDA to Consolidated Interest Expense ratio of no less than 3.0 to 1.0, in any case, as tested as of the Calculation Date immediately falling prior to the delivery of each set of financial statements under Sections 5.1(a) and 5.1(b) for the period of twelve (12) months ending on such Calculation Date.

22.    Registration.

Each of the Borrower and the Pledgors shall take or cause to be taken all actions required to maintain, preserve and protect the Transaction Liens including causing the Security Documents and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed in Mexico, and will execute and file statements and cause to be executed and filed statements, all in manner and in places and at times as are prescribed in this Agreement or in the relevant Security Documents and as may be required by the laws of Mexico, fully to preserve and protect the rights of the Financing Parties under this Agreement and the Security Documents.

23.    Dividends and Share Redemption.

The Borrower shall not,

(a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its Equity Interest (or any class of its Equity Interest);

(b)    repay or distribute any dividend or share premium reserve; or

(c)    redeem, repurchase, defease, retire or repay any of its Equity Interest or resolve to do so;

unless:

(i) no Default is continuing or would occur immediately after the making of any such payment;

(ii) the Borrower has complied and will continue to comply, on a pro forma basis, with the financial ratios under Section 5.22 (Financial Ratio); and

(iii) in any given fiscal year, all payments payable under this Agreement to the Financing Parties for such fiscal year have been irrevocably and unconditionally paid.

24.    Loans or Credit.

The Borrower shall not be a creditor in respect of any Indebtedness unless, both before and immediately after incurrence of such Indebtedness:

(a)    no Default or Event of Default is continuing or would occur immediately after the making of any such payment; and

(b)    the Borrower has complied and will continue to comply, on a pro forma basis, with the financial ratios under Section 5.22.

25.    Guarantees or Indemnities.

The Borrower shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person other than its Subsidiaries.

26. 5.27     DSRA.

The Borrower shall ensure that, at all times, the amount standing to the credit of the DSRA shall be no less than five percent (5%) of the Loans outstanding under this Agreement.

27. 5.28     Further Assurances.

(a) Each of the Obligors shall promptly and duly execute and deliver to the Administrative Agent or Security Agent such documents and assurances to take such further action as the Administrative Agent may from time to time reasonably request in order (i) to carry out more effectively the intent and purpose of the Financing Documents, (ii) to perfect the Lien created or intended to be created under or evidenced by the Security Documents, and (iii) to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Financing Parties pursuant to the Financing Documents.

(b) The Borrower shall, at the request of the Security Agent, take all such action as may be necessary (including making all filings and registration) for the purpose of the creation, perfection, protection or maintenance of any Lien conferred or intended to be conferred on the Security Agent or the Financing Parties by or pursuant to the Financing Documents.

SECTION 6. PAYMENT PROVISIONS; FEES.

1.    Repayment of Principal.

The Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date in fifteen (15) equal semi-annual installments commencing on the first Interest Payment Date following the expiry of the

Availability Period.

2.    Voluntary Prepayments.

The Borrower may prepay the Loans, in whole or in part, subject to Break Costs if such prepayment is not made on an Interest Payment Date but otherwise without prepayment fees or other penalties, at any time, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office at least twenty (20) Business Days’ prior written irrevocable notice (which notice the Administrative Agent shall promptly transmit to each of the Lenders) of its intent to prepay the Loans, the aggregate principal amount of the proposed prepayment and the specific Borrowing or Borrowings pursuant to which such prepayment is to be made; (ii) such prepayment shall be in an aggregate principal amount of at least $5,000,000 (or a higher integral multiple of $1,000,000 or the remaining principal outstanding); (iii) each prepayment of Loans pursuant to this Section 6.2 shall be applied to reduce the Scheduled Principal Payments in inverse chronological order of their due dates; (iv) each prepayment of Loans shall be made with accrued interest on the amount prepaid, (v) the Borrower shall have also prepaid an amount under the Sinosure Credit Agreement pro rata to the amount prepaid hereunder and (vi) the Borrower shall have provided reasonable assurances to the Administrative Agent that the prepayment does not violate any applicable Law of Mexico or any interpretation thereof by any Governmental Authority.

3.    Mandatory Prepayments.

Upon the occurrence of any of the following events, the Borrower shall make mandatory prepayments of the Loans as follows:

(a)    Change of Control. If a Change of Control occurs;

(b) Unlawfulness. If (i) it is or becomes unlawful for the Borrower or any of the Guarantors to perform any of its obligations under any Financing Document to which it is a party, (ii) any Financing Document, or any provision of any Financing Document, shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than a Financing Party) shall so assert in writing, unless, in relation to a provision of a Financing Document only, such cessation could not reasonably be expected to have a Material Adverse Effect, (iii) the choice of governing law of the Financing Documents ceases to be recognized and enforced in the relevant jurisdictions or any judgment obtained in relation to a Financing Document in the jurisdiction of the governing law of that Financing Document will not be recognized or enforced in the relevant jurisdiction, (iv) any Financing Document, or any provision of any Financing Document, shall be declared to be null and void, unless, in relation to a provision of a Financing Document only, such declaration could not reasonably be expected to have a Material Adverse Effect, (v) any of the Security Documents or Transaction Lien ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Financing Party) to be ineffective or ceases to confer upon the Financing Parties the priority ranking intended to be conferred, or (vi) the Borrower or any of the Guarantors shall deny that it has any further liability or obligation under any Financing Document;

(c) Cessation of Business. If the Borrower or a Pledgor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business as is currently conducted or ceases to exist as an operating company whose primary business is the Permitted Business;

(d) Necessary Governmental Approvals. If a License or any other Necessary Governmental Approval is terminated, suspended, revoked, withdrawn, modified, withheld or becomes invalid or shall cease to be in full force and effect and such termination, suspension, revocation, withdrawal, modification, withholding, invalidation or cessation could reasonably be expected to have a Material Adverse Effect or if any proceeding is commenced to revoke, terminate, withdraw, suspend, modify in an adverse manner or withhold such Necessary Governmental Approval and such proceeding could reasonably be expected to have a Material Adverse Effect and is not terminated or discharged within 120 days of its commencement;

(e) Project. If there is an abandonment, loss or destruction of the Project or any of the Telecommunication Networks which could reasonably be expected to have a Material Adverse Effect;

(f) Nationalization. If the authority of any Obligor to conduct its business is cancelled or wholly or substantially curtailed by any seizure, nationalization, expropriation, intervention, restriction, compulsory acquisition or other action by or on behalf of any Governmental Authority and which cancellation, seizure, nationalization, expropriation, intervention, restriction, compulsory acquisition or other action has or could reasonably be expected to have a Material Adverse Effect;

(g) Moratorium. If any Governmental Authority or central bank of Mexico declares a moratorium on external indebtedness and such moratorium has or could reasonably be expected to have a Material Adverse Effect;

(h) Material Adverse Effect. If any event, condition or circumstance shall exist or shall have occurred which has or could reasonably be expected to have a Material Adverse Effect;

(i) DSRA. If at any time, an involuntary Lien arising under items (a), (b) or (d) of the definition of “Permitted Lien” is imposed or incurred on the DSRA and such involuntary Lien is not discharged or a separate debt service reserve account similar to the DSRA is not established and pledged to the reasonable satisfaction of the Administrative Agent, in each case, within forty-five (45) days of the imposition or incurrence of such involuntary Lien;

(j) Change in Law. If any change in or the withdrawal or modification of any Law shall occur, including the imposition of applicable foreign exchange control regulations, that could reasonably be expected to have a Material Adverse Effect;

the Administrative Agent may, at the instructions of the Required Lenders, immediately cancel each Lender’s Loan Commitment and declare each Lender’s participation in all outstanding Loans due and payable and the Borrower shall immediately, without any Break Cost, premium, fee or penalty of any nature, prepay all outstanding Loans together with accrued interest and all other amounts accrued under the Financing Documents. Each prepayment of Loans made pursuant to this Section 6.3 shall be applied to reduce the remaining Scheduled Principal Payments in inverse chronological order of their due dates.

4.    Loan Maturity Date

. Notwithstanding anything to the contrary which may be contained in this Agreement, the outstanding principal amount of any Loans shall be repaid in full on the Loan Maturity Date.

5.    Voluntary cancellation.

The Borrower may cancel the Available Loan Commitments, provided that (i) the Borrower shall give the Administrative Agent not less than fifteen (15) Business Days’ prior notice, (ii) any cancellation shall be in a minimum amount of US$5,000,000 or, if less, the aggregate Available Loan Commitments of the Lenders, (iii) any cancellation shall reduce the Available Loan Commitments of the Lenders ratably and (iv) the Borrower shall have also cancelled an amount under the Sinosure Credit Agreement pro rata to the amount cancelled hereunder.

6.    Method and Place of Payment.

Except as specifically provided in this Section 6.6, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lender entitled thereto not later than 11:00 a.m. (Beijing time) on the date when due and shall be made in Dollars in immediately available funds to such account(s) as the Administrative Agent shall designate to the Borrower in writing no later than five (5) Business Days prior to the due date for payment. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. For the avoidance of doubt, all payments under this Agreement are considered made to the Administrative Agent for the account of the Lender or Lender entitled thereto if, and only if, such payments are credited into the account(s) stated in the first sentence of this Section 6.6 in the manner set out therein.

7.    Computations

. All computations of interest and other amounts payable hereunder shall be made on the basis of a 360-day year and the actual number of days elapsed.

8.    Fees

.

(a) The Borrower agrees to pay to the Arranger, for its account, fees and expenses in the amounts and manner set out in the Fee Letter.

(b) The Borrower agrees to pay to the Administrative Agent, for its account, fees and expenses in the amounts and manner set out in the Fee Letter.

(c) The Borrower agrees to pay to the Security Agent, for its account, fees and expenses in the amounts and manner agreed between it and the Security Agent.

(d) The Borrower agrees to pay to the Administrative Agent, in Dollars, for the account of each Lender (in each case pro rata according to the respective Loan Commitments of all such Lender), a commitment fee (“Commitment Fee”) in respect of the Loan Commitments at the rate of 0.10% per annum and calculated on the daily balance of the amount of the Available Loan Commitments from time to time during the Availability Period, such fee to be payable in arrears with the first payment being made on the Signing Date and subsequently semi-annually on each Interest Payment Date during the Availability Period and on the last day of the Availability Period, or if earlier, on the day on which Available Loan Commitments are reduced to zero (through cancellation, utilization or otherwise).

9.    Application of Payments; Sharing.

(a) Subject to the provisions of this Section 6.9, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any obligations of the Borrower hereunder, it shall distribute such payment to the Lender pro rata based upon their respective shares, if any, of the obligations with respect to which such payment was received.

(b) The Lender agrees that, if it should receive any amount hereunder (whether by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the obligations obtained by all Lender, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lender an interest in the obligations of the Borrower to such Lender in such amount as shall result in a proportional participation by all the Lender in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

1.    Events of Default

The occurrence of any of the following events or circumstances shall constitute an “Event of Default” hereunder:

(a) Non-Payment. An Obligor shall fail to pay within three (3) Business Days of when due any principal or interest payable or any other amount payable pursuant to this Agreement or any other Financing Document, in each case when the same becomes or shall be declared to be due and payable (whether prior to its stated maturity or otherwise); or

(b) Cross-Default. (i) An Obligor shall default in the payment when due of any principal of or interest on the loans borrowed under the Sinosure Credit Agreement or any of its other Material Indebtedness beyond any originally applicable period of grace specified therein; (ii) any Material Indebtedness becomes due and payable or repayable prior to the stated maturity thereof by reason of an event of default (howsoever described) and otherwise than at the option of such Obligor; (iii) any guarantee, indemnity or other contingent liability given or owing by an Obligor in respect of any Material Indebtedness is not honored when due or called and any originally applicable grace period in respect thereof has expired; or (iv) a breach or default (howsoever described) occurs under any other Material Indebtedness of an Obligor, and, as a result of such breach or default such Material Indebtedness becomes accelerated or repayable prior to its scheduled maturity date; or

(c) Misrepresentation. Any representation, warranty or certification made or deemed to be repeated by an Obligor in respect of itself in this Agreement, any other Financing Document, or in any notice or other certificate, agreement, document, financial statement or other statement delivered pursuant hereto or thereto, shall prove to have been false or misleading in any material respect when made; or

(d) Breach of Other Obligations. (i) The Borrower shall fail to comply with any term, covenant or provision set forth in the Financing Documents (other than those referred to in Sections 7.1(a) to (c) above) or (ii) any of the Guarantors shall fail to comply with any term, covenant or provision set forth in the Financing Documents (other than those referred to in Sections 7.1(a) and 7.1(c) above), and in any such event described under clauses (i) and (ii) above, such failure to comply shall remain uncured for a period of more than thirty (30) days after the relevant Guarantor or the Borrower, as the case may be, has knowledge thereof or notice thereof is given to such Guarantor or the Borrower, as applicable; or

(e) Insolvency. An Obligor (i) shall admit its inability to, or be unable to, pay its debts as such debts become due, (ii) is, or is deemed for the purposes of any Law to be, unable to pay its debts as such debts become due, (iii) suspends making payments on its debts or announces an intention to do so, (iv) by reason of actual or anticipated insolvency, begins negotiations with creditors generally for the rescheduling of any of its Indebtedness; or

(f) Moratorium. A moratorium is declared with respect to any Material Indebtedness of an Obligor and the moratorium remains undismissed for a period of more than thirty (30) days (for the avoidance of doubt, the ending of such moratorium will not remedy any Event of Default caused by such moratorium); or

(g) Voluntary Insolvency Proceedings. An Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under or file a petition to take advantage of any Bankruptcy Law (as now or hereafter in effect), (iv) take any corporate action for the purpose of effecting any of the foregoing or (v) take any action under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iv) hereof; or

(h) Involuntary Insolvency Proceedings (Borrower). A proceeding or case shall be commenced against the Borrower, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or a substantial part of its Property or (iii) similar relief in respect of it under any Bankruptcy Law, and such proceeding or case is undismissed or unstayed within 120 days of its commencement; or an order, judgment or decree approving or ordering any of the foregoing shall be entered and is unstayed and in effect within 120 days of such order, judgment or decree; or an order for relief against the Borrower shall be entered in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof and such order for relief, proceeding or action is undismissed or unstayed within 120 days of its commencement;

(i) Involuntary Insolvency Proceedings (Guarantors). A proceeding or case shall be commenced against a Guarantor, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or a substantial part of its Property or (iii) similar relief in respect of it under any Bankruptcy Law, and such proceeding or case has or could reasonably be expected to have a Material Adverse Effect; or an order, judgment or decree approving or ordering any of the foregoing shall be entered; or an order for relief against a Guarantor shall be entered in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof and in each case, such order, judgment, decree, proceeding or action has or could reasonably be expected to have a Material Adverse Effect;

(j) Final Judgment. Any amount in excess of US$50,000,000 (or its equivalent in other currencies) (individually or in the aggregate) under any final, non- appealable judgment or judgments rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against an Obligor is unpaid, not vacated, bonded off or discharged within sixty (60) days of the rendering of such judgment or judgments;

(k) Termination, Dissolution or Liquidation. The Borrower or the any of the Guarantors shall be dissolved or liquidated (as a matter of law or otherwise) unless such dissolution or liquidation resulted from a transaction permitted under Section 5.13; or

(l) Creditors’ Process. An attachment, sequestration, distress, execution or analogous event affects all or part of the Properties of an Obligor and such process has or could reasonably be expected to have a Material Adverse Effect; or

(m) Repudiation. The Borrower or any of the Guarantors (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Financing Document; or

(n) Supply Agreements. The Borrower is in breach under or default of any Supply Agreement which breach or default has or could reasonably be expected to have a Material Adverse Effect; or

(o) Shareholder Undertaking. There has been a breach under or default of the Shareholder Undertaking which breach or default has or could reasonably be expected to have a Material Adverse Effect or a Lien has been created or suffered to exist on more than forty-nine percent (49%) of the Equity Interests at any time without the prior written consent of the Administrative Agent or a Lien has been created or suffered to exist on more than forty-nine percent (49%) of the Equity Interests at any time and such Lien is not also created in favor of the Security Agent (for the benefit of the Financing Parties) on a pari passu basis; or

(p) Money Laundering. The Borrower or any of the Guarantors is convicted under any applicable law in relation to its participation in (i) corrupt practices, fraudulent practices, collusive practices or coercive practices, including without limitation in connection with the procurement or execution of any contract for goods or services, and any such practices violate any applicable Laws, (ii) Money Laundering or acts in breach of any applicable Law relating to Money Laundering; or (iii) the financing of terrorism in violation of the U.S. foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

2.    Acceleration.

(a) If any Event of Default shall occur, then the Administrative Agent (acting at the direction of the Required Lenders) may by notice to the Borrower (A) declare the Loan Commitments to be terminated, whereupon all Loan Commitments shall immediately terminate and/or (B) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable and/or (C) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Financing Documents.

(b) Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

SECTION 8. THE ADMINISTRATIVE AGENT.

8.1.    Appointment and Authorization.

(a) Each Lender providing a Loan hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto.

(b) Each of the Lenders authorizes the Administrative Agent to execute, deliver and perform each of the Financing Documents to which the Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents.

(c) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, and the Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the terms “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only a relationship between independent contracting parties.

8.2.    Delegation of Duties

. The Administrative Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

8.3.    Liability of the Administrative Agent

. The Administrative Agent or any of its Agent-Related Persons shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Financing Parties or any other Person for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any of its Agent-Related Persons under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Administrative Agent or any of its Agent-Related Person shall not be under any obligation to any Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the Properties, books or records of the Borrower.

8.4.    Reliance by the Administrative Agent

. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative

Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document (a)

if such action would, in the opinion of the Administrative Agent (upon consultation with counsel), be contrary to applicable Law or the terms of any Financing Document, (b) if such action is not specifically provided for in the Financing Documents to which the Administrative Agent is a party, and it shall not have received such advice or concurrence of the Required Lenders as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Financing Document, it shall not first have received from any or all of the other Financing Parties funds equal to the amount of such payment, or (d) unless, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Financing Parties.

8.5.    Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.6.    Credit Decision

. Each Lender acknowledges that the Administrative Agent or any of its Agent-Related Persons has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any of its Agent-Related Persons to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any of its Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower, the Project, and all applicable bank regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any of its Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the Project. Except for notices, reports and other documents expressly required pursuant to any

Financing Document to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Project or of the Borrower which may come into the possession of the Administrative Agent or any of its Agent-Related Persons.

8.7.    Indemnification of Administrative Agent.

(a) Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and any of its Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lender, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent or any of its Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.

(b) Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share as provided above of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

(c) The undertakings of the Lenders in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.

8.8.    Administrative Agent in Individual Capacity

. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or its Affiliates as though the Administrative Agent were not an Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. Any Administrative Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” shall include such Administrative Agent in its individual capacity.

8.9.    Successor Administrative Agent.

(a) Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Borrower and the Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (subject to prior consultation with the Borrower and the Guarantors) to appoint a successor to the Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the giving of any notice of removal of the Administrative Agent, then the resigning Administrative Agent or Administrative Agent being removed, as the case may be, may appoint its successor. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Administrative Agent, and such resigning Administrative Agent or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The resignation or removal of the Administrative Agent and the appointment of a successor Administrative Agent shall in no way affect any rights and obligations of the Borrower and the Guarantors under the Financing Documents (including without limitation any increased costs, fees or taxes).

(b) After any Administrative Agent’s resignation or removal, the provisions of this Section 8 and of Sections 10.1 and 10.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

(c)     The Administrative Agent may, at the instructions of the Required Lenders, (i) remove the Security Agent at any time with or without cause and (ii) subject to prior consultation with the Borrower and the Guarantors, appoint a successor to the Security Agent in accordance with the Security Sharing Agreement.

Registry.

The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.10, to maintain a register at one of its offices in China (the “Register”) on which it will record the Loan Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan Commitments and Loans, and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 10.13.]

SECTION 9. GUARANTY.

9.1.    Guaranty.

In order to induce the Administrative Agent, the Arrangers and the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct and indirect benefits to be received by the Guarantors from the proceeds of the Loans, each of the Guarantors hereby agrees with the Financing Parties as follows: each Guarantor hereby unconditionally, absolutely and irrevocably, jointly and severally, guarantees as primary obligors and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Guarantor, unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Administrative Agent and/or the other Financing Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Financing Parties in collecting any of the Guaranteed Obligations. If claim is ever made upon any Financing Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its Property, then and in such event each Guarantor agrees that any such judgment, decree or order shall be binding upon the Guarantors, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. For purposes of this Guaranty, each Guarantor expressly and irrevocably waives any order, excusion and division benefits they may have under any applicable jurisdiction.

9.2.    Bankruptcy.

Additionally, the Guarantors unconditionally and irrevocably, jointly and severally, guarantee the payment of any and all of the Guaranteed Obligations to the Financing Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Sections 7.1(e), 7.1(g) and 7.1(h), and irrevocably and unconditionally promise to pay such Guaranteed Obligations to the Financing Parties, on demand.

9.3.    Nature of Liability.

The liability of each Guarantor hereunder is primary, absolute and unconditional, joint and several. exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor or guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor, guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty or (f) any payment made to any Financing Party on the Guaranteed Obligations which any such Financing Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (g) any action or inaction by the Financing Parties as contemplated in Section 9.5, or (h) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.

9.4.    Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other party or the Borrower, and a separate action or actions may be brought and prosecuted against any of the Guarantors whether or not action is brought against any other Guarantor, any other guarantor or any other party or the Borrower and whether or not any other Guarantor, guarantor, any other party or the Borrower be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable Law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any Guarantor or other circumstance which operates to toll any statute of limitations as to the Borrower or such other Guarantor shall operate to toll the statute of limitations as to each Guarantor.

9.5.    Authorization.

Each of the Guarantors authorizes the Financing Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, but in any event subject to the terms under this Agreement and the Financing Documents, from time to time to:

(a) upon the occurrence of an Event of Default, sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(b) exercise or refrain from exercising any rights against the Borrower, itself or others or otherwise act or refrain from acting;

(c)release or substitute any one or more endorsers, guarantors, the Borrower, itself or other obligors;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

(e) apply any sums by whomsoever paid or howsoever realized under or in connection with any Financing Document to the Guaranteed Obligations regardless of what liability or liabilities of the Borrower remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Financing Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Financing Document or any of such other instruments or agreements; and/or

(g) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

9.6.    Reliance.

It is not necessary for any Financing Party to inquire into the capacity or powers of any of the Guarantors or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.7.    Waiver.

(a)Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require any Financing Party to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, guarantor or any other party or (iii) pursue any other remedy in any Financing Party’s power whatsoever. The Financing Parties may, at their election, foreclose on any security held by the Administrative Agent or any other Financing Party by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Financing Parties may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid. Each of the Guarantors waives any defense arising out of any such election by the Financing Parties, even though such election operates to impair or extinguish any of its right of reimbursement or subrogation or other right or remedy against the Borrower or any other party or any security.

(b) Except as otherwise expressly stated under this Agreement or the Financing Documents, each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which it assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Financing Parties shall have any duty to advise it of information known to them regarding such circumstances or risks.

(c) Until such time as the Guaranteed Obligations have been paid in full in cash, the Guarantors hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under any Bankruptcy Law, or otherwise) to the claims of the Financing Parties against the Borrower or any other Guarantors of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantors which it may at any time otherwise have as a result of this Guaranty.

(d) Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full in cash of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, any other Guarantor other than payment in full in cash of the Guaranteed Obligations.

9.8.    Acknowledgement.

Each Guarantor hereby acknowledges and agrees that no Financing Party nor any other Person shall be under any obligation (i) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of the Borrower or any other Guarantor under the Financing Documents or the obligation of such Guarantor hereunder or (ii) to pursue any other remedy that such Guarantor may or may not be able to pursue itself, any right to which such Guarantor hereby waives.

9.9.    Payments.

All payments made by each Guarantor pursuant to this Section 9 shall be made in Dollars and will be made without setoff, counterclaim or other defense (other than that the Guaranteed Obligations have been paid in full) that may at any time be available to or be asserted by the Borrower, such Guarantor or any Person against any Financing Party whether in connection with the Financing Documents or any unrelated transaction, and shall be subject to the provisions of Sections 2.8 and 6.4.

9.10.    Continuing Guaranty.

This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Financing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Financing Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Financing Party to inquire into the capacity or powers of the Borrower or any Guarantor or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.11.    Limitation on Guaranteed Obligations.

Each Guarantor and each Financing Party (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Financing Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

9.12.    Maximum Liability.

It is the desire and intent of the Guarantors and the Financing Parties that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any of the Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable Law.

SECTION 10.     MISCELLANEOUS.

10.1.    Costs and Expenses

. The Borrower shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within five (5) Business Days after demand, (i) all reasonable and documented costs and expenses incurred by any Financing Party (including Attorney Costs, which Attorney Costs shall not exceed in the aggregate $130,000) in connection with the preparation, issuance, delivery, filing, recording and administration of the Financing Documents and any other documents which may be delivered in connection herewith or therewith, (ii) any and all amounts which any Financing Party has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Financing Document, (iii) the enforcement or preservation of any rights or remedies under this Agreement or any other Financing Document, and (iv) any reasonable and documented costs and expenses related to any amendment, waiver or consent with respect to any provision contained in this Agreement or any other Financing Document. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in Mexico, the United States or China in connection with the execution, delivery, filing and recording of this Agreement or any other Financing Document, or any other document which may be delivered in connection with this Agreement, and agrees to save the Financing Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

10.2.    Indemnity.

(a) The Borrower shall pay, indemnify, and hold each Financing Party, and each of their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, losses, damages, penalties, claims, actions, judgments, suits, costs, charges and expenses (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Person in any way (i) relating to or arising out of this Agreement or any other Financing Document or any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) brought relating to or arising out of this Agreement or any other Financing Document, or the use of the proceeds thereof, (ii) resulting from the failure of the Borrower to make on a timely basis any payment when due or to borrow a Loan after a Notice of Borrowing has been delivered, or (iii) resulting from any actual presence or Release of any Hazardous Material or any Environmental Claim relating to the Land or the Project (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

(b) Survival; Defense. The obligations in this Section 10.2 shall survive payment of the Loans and all other obligations. All amounts owing under this Section 10.2 shall be paid within thirty (30) days after demand.

(c) Contribution. To the extent that any undertaking in the preceding paragraphs of this Section 10.2 may be unenforceable because it is violative of any contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

(d) Settlement. So long as the Borrower is in compliance with its obligations under this Section 10.2, the Borrower shall not be liable to any Indemnified Person under this Section 10.2 for any settlement made by such Indemnified Person without the Borrower’s consent.

10.3.    Notices.

(a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or electronic mail) and faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

(b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received.

(c) Each of the Borrower and the Guarantors acknowledges and agrees that any agreement of the Financing Parties to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower or the Guarantors, as the case may be. The Financing Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower or the relevant Guarantor to give such notice and the Financing Parties shall not have any liability to the Borrower, any Guarantor or other Person on account of any action taken or not taken by any of the Financing Parties in reliance upon such telephonic or facsimile notice.

(d) All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.

10.4.    Benefit of Agreement

. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

10.5.    No Waiver; Remedies Cumulative

.     No failure or delay on the part of any of the Financing Parties in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower or the Guarantors and any Financing Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on an Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Financing Party shall be cumulative and not alternative.

10.6.    No Third Party Beneficiaries

. The agreement of each Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrower and the Guarantors, and no other Person (including any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrower or the Project or receiving services from the Project) shall have any rights hereunder against any Financing Party with respect to the Loans, the proceeds thereof or otherwise.

10.7.    Reinstatement

. To the extent that any Financing Party receives any payment by or on behalf of the Borrower or a Guarantor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or such Guarantor or to their respective estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the obligations as of the date such initial payment, reduction or satisfaction occurred.

10.8.    No Immunity

. To the extent that the Borrower or a Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower and such Guarantor hereby irrevocably agree not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

10.9.    Judgment Currency

. This is an international transaction in which the specification of Dollars and payment in China is of the essence, and the obligations of the Borrower or the Guarantors under this Agreement and under the other Financing Documents to make payment to (or for the account of) each Financing Party in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Financing Party in China of the full amount of Dollars payable to such Financing Party under the Financing Documents to which such Financing Party is party. If for the purpose of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (for the purposes of this Section 10.9, hereinafter the “judgment currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures such Financing Party could purchase such Dollars from the London interbank market with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower or the Guarantors in respect of any such sum due from it to such Financing Party hereunder (in this Section 10.9 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to Shenzhen, China with the amount of the judgment currency so adjudged to be due; and each of the Borrower and the Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

10.10. The Arranger

. The Arranger shall not have any right, power, obligation, liability, responsibility or duty under this

Agreement other than the rights to receive reimburse- ment or payment of costs or expenses incurred by them as provided in Section 10.1, the right to indemnity under Section 10.2 and the right under the Guaranty.

10.11. Counterparts

. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.12. Amendment or Waiver.

(a) No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Required Lenders, the Borrower and the Guarantors (but only if the Borrower and the Guarantors are parties thereto), and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent or the Security Agent. Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) increase the Loan Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Loan Commitment, shall not constitute an increase of the Loan Commitment of any Lender), without the prior written consent of such Lender, (ii) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Financing Document, without the prior written consent of such Lender, (iii) reduce the principal of, or the rate of interest specified in any Financing Document on, any Loan of any Lender, without the prior written consent of such Lender, (iv) consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (v) amend, modify or waive any provision of this Section 10.12 or Section 6.8, 10.1 or 10.2, without the prior written consent of each Lender, or (v) reduce the percentage specified in or otherwise amend the definition of Required Lenders, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Closing Date may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Loan Commitments are included on the Closing Date).

(b) Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 10.12(a) shall be binding upon the Borrower, the Guarantors, the Administrative Agent, the Lenders, the Arranger and the Security Agent.

10.13. Assignments, Participations, etc.

(a) Subject to Section 10.13(b) below, any Lender may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed or conditioned, however, it will not be considered unreasonable for the Borrower to withhold consent if any such assignment could have the effect of increasing the Borrower’s or any Guarantor’s costs under the Financing Documents, due to new or increased Taxes, or otherwise), at any time assign all or any part of its Loan Commitments or Loans and the other rights and obligations of such Lender hereunder and under the other Financing Documents, to another bank or financial institution. Any partial assignment of Loan Commitments or Loans under this Section 10.13(a) shall not be less than $10,000,000 or any integral multiple of $5,000,000 in excess thereof.

(b) Notwithstanding Section 10.13(a) above, any Lender may, without the prior written consent of the Borrower, assign all or any part of its Loan Commitments or Loans and the other rights and obligations of such Lender hereunder and under the other Financing Documents (i) to an Affiliate, (ii) to another Lender, (iii) to any Person if such proposed assignment follows the occurrence of an Event of Default, or (iv) if requested to do so by the Borrower under Section 2.13, provided that only with respect to assignments to an Affiliate of a Lender or another Lender (A) the assigning Lender shall have given at least ten (10) Business Days’ prior written notice to the Borrower, the Administrative Agent and the Security Agent of such proposed assignment, together with payment instructions, addresses and related information with respect to the assignee, (B) such proposed assignment would not result in any increase in Taxes or increased cost to the Borrower, (C) any partial assignment of Loan Commitments or Loans under this Section 10.13(b) shall not be less than $10,000,000 or any integral multiple of $5,000,000 in excess thereof, and (D) each such assignment by a Lender of its Loans or its Loan Commitment shall be made in such a manner so that the same portion of its Loans and Loan Commitment is assigned to the assignee. With respect to any assignment under this Section 10.13, the Borrower, the Administrative Agent and the Security Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until the assigning Lender shall have delivered to the Borrower, the Administrative Agent and the Security Agent an Assignment and Acceptance substantially in the form of Exhibit C hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender.

(c) Subject to Section 8.10, from and after the date that the Administrative Agent notifies the assigning Lender and the Borrower that it has received an executed Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents; provided that any Lender that assigns all of its Loan Commitment and Loans hereunder in accordance with Section 10.13 shall continue to have the benefit of indemnification provisions under this Agreement to the extent any indemnification relates to facts which occurred while it was a Lender (including Sections 2.8, 2.10, 2.11, 10.1 and 10.2), which shall survive as to such assigning Lender.

(d) Any Lender (the “Originating Lender”) may, at its own cost, at any time after the initial Borrowing has occurred, sell to one or more commercial bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which is not an Affiliate of the Borrower, a Competitor or an Affiliate of a Competitor (a “Participant”) participating interests in its Loan; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Financing Documents, (iv) any such sale of participating interest shall not result in any increase in Taxes or increased cost to the Borrower or Guarantors, and (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Financing Document. In the case of any such participation, the Participant shall not have any rights or claims under this Agreement or any of the other Financing Documents (the Participant’s rights against the Originating Lender in respect of such participation to be those set forth in the agreement executed by the Originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(e) Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may pledge or assign as collateral security all or any portion of the Loans held by it, provided that (i) the pledge or assignment as collateral security, its enforcement and payment thereunder would not result in any increased costs or Taxes on the Borrower or the Guarantors, and (ii) any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Loan to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

(f)    If:

(i) a Lender assigns or transfers any of its rights or obligations under the Financing Documents or changes its Applicable Lending Office; and

(ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to a permitted assignee or Lender acting through its new Applicable Lending Office under Section 2.8 or Section 2.10, then the permitted assignee or Lender acting through its new Applicable Lending Office is only entitled to receive payment under those Sections to the same extent as the assigning Lender or Lender acting through its previous Applicable Lending Office would have been if the assignment, transfer or change had not occurred.

(g) The Borrower shall not assign or otherwise transfer any of its rights and obligations under this Agreement or any other Financing Document without the prior written consent of the Administrative Agent (acting on the instructions of all Lenders).

10.14. Survival

. All indemnities set forth herein, including, without limitation, Section 10.2, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty (except for those representations or warranties that are made as of a specific date or that refer to a specific date or period of time), and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

10.15. WAIVER OF JURY TRIAL

. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE FINANCING PARTIES TO ENTER INTO THIS AGREEMENT.

10.16. Right of Set-off

. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person (except for the notice referred to in the last sentence of this Section 10.16, any such notice being hereby expressly waived by the Borrower), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including without limitation by branches and agencies wherever located), to or for the account of the Borrower against any obligations of the Borrower to such Lender now or hereafter existing under this Agreement or any of the other Financing Documents, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Lender shall have made any demand for payment under this Agreement or any of the other Financing Documents. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that any failure to give such notice shall invalidate such set-off and application.

10.17. Severability

. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

10.18. Domicile of Loans

. Subject to Section 10.13, each Lender may transfer and carry its Loan at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

10.19. Limitation of Recourse

. There shall be full recourse to the Borrower and to all of its assets for the liabilities of the Borrower under this Agreement and the other Financing Documents, and in no event shall any employee, officer, director, advisor, consultant, agent or representative of the Borrower or the Guarantors, be personally liable or obligated for such liabilities and obligations of the Borrower or the Guarantors, as the case may be. Nothing contained herein shall affect or diminish any rights of any Person against any other Person for such other Person’s fraud, willful misrepresentation, gross negligence or willful misconduct.

10.20. Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT (EXCEPT, AS TO ANY OTHER FINANCING DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Each party hereto hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor hereby irrevocably appoints CT Corporation (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Borrower or the relevant Guarantor, as the case may be, and shall be legal and binding upon the Borrower or such Guarantor, as the case may be, for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower or the relevant Guarantor, as the case may be, or any failure on the part of the Borrower or the relevant Guarantor, as the case may be, to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction. Each Obligor further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower or the Guarantors based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. To the extent permitted by applicable Law, each Obligor further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower or the Guarantors, as the case may be, at the address referenced in Section 10.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower or the Guarantors, as the case may be. Nothing in this Agreement or in any other Financing Document shall affect any right that a Financing Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or any other Obligor or its Properties in the courts of any jurisdiction.

(c) Each Obligor agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for an Obligor to receive service of process in the State of New York on its behalf, the relevant Obligor shall promptly appoint a successor reasonably satisfactory to the Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent's acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28
U.S.C. § 1608.

(d) To the extent any Obligor may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Mexico or elsewhere, be entitled under any applicable Law to require or claim that any Financing Party post security for costs or take similar action, each Obligor hereby irrevocably waives and agrees, to the extent permitted by law, not to claim the benefit of such entitlement.

10.21. Complete Agreement

. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

10.22. English Language.

This Agreement and all other Financing Documents shall be in the English language except for any Security Documents required by the laws of Mexico to be in the Spanish language. In the event of any discrepancy between the English version and the Spanish version of the Asset Pledge or the DSRA Pledge, the Spanish version shall prevail. All documents, certificates, reports or notices (including without limitation the Original Financial Statements and any other financial statements required hereunder) to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Financing Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties hereto shall have the right to rely for all purposes of this Agreement and the other Financing Documents.

10.23. Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 10.23, each Financing Party agrees that it will maintain confidentiality and will not disclose without the prior consent of the Borrower (other than, on a need-to-know basis only, to its employees, auditors, advisors or counsel or to another Financing Party if such Financing Party or such Financing Party’s holding or parent company in its sole discretion deter- mines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 10.23 to the same extent as such Financing Party) any information with respect to Borrower or any of its Subsidiaries or businesses which is now or in the future furnished pursuant to this Agreement or any other Financing Document, provided that any Financing Party may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 10.23 by the respective Financing Party, (ii) as may be strictly required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Financing Party or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be strictly required or appropriate in respect to any summons or subpoena in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Financing Party, (v) to the Administrative Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.23 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any Loan Commitment or any interest therein by such Financing Party, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 10.23.

(b) Each Obligor hereby acknowledges and agrees that each Financing Party may, on a need-to-know basis only, share with any of its Affiliates, and such Affiliates may share with such Financing Party, any information related to the Borrower, the Guarantors or any of their respective Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries), provided that such Persons shall be subject to the provisions of this Section 10.23 to the same extent as such Financing Party.

10.24. Independence of this Agreement from Supply Agreements.

The liability of the Borrower or the Guarantors to make payments to any Lender under this Agreement shall be in no way conditional upon the due performance by the Supplier of the terms of the Supply Agreements or any related contract nor affected by any dispute under or enforceability of the Supply Agreements or any related contract or any claim which the Borrower or the Guarantors may have or consider that it has against the Supplier as aforesaid for any reason whatsoever. A Lender shall not be under any obligation to enquire into the adequacy or enforceability of the Supply Agreements or any related contract or as to whether any default, dispute or non-performance has arisen thereunder. Each Obligor further acknowledges that the Lenders have made no representation or warranty whatsoever with respect to the Supply Agreements or the performance by the Supplier of its obligations thereunder.

***

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Comunicaciones Nextel de México, S.A. de C.V., as Borrower

Notice Address:

Paseo de los Tamarindos No. 90, piso 29 Col. Bosques de las Lomas 05120 Mexico, D.F. Mexico Attention: General Counsel Telephone No.: (011 52 55) 4115-3651 Facsimile No.: (011 52 55) 1018-4010 (Ext. 3651)

with a copy to:

NII Holdings, Inc.
1875 Explorer Street, suite 1000 Reston, VA 20190 Attention: Chief Commercial Counsel Facsimile No: +703 390 7170

By:/s/ Juan Enrich Urrea
Chief Financial Officer

By:/s/ Antonio Graza
VP and General Counsel

The Guarantors:

TELETRANSPORTES INTEGRALES S. DE R.L. DE C.V. INVERSIONES NEXTEL DE MEXICO S.A. DE C.V.
NII TELECOM S. DE R.L. DE C.V.
SERVICIOS DE RADIOCOMUNICACION MOVIL DE MEXICO S.A. DE C.V. OPERADORA DE COMUNICACIONES S.A. DE C.V.
NII DIGITAL S. DE R.L. DE C.V.
DELTA COMUNICACIONES DIGITALES S.A. DE C.V. Notice Address for all Guarantors:
Paseo de los Tamarindos No. 90, piso 29 Col. Bosques de las Lomas 05120 Mexico, D.F. Mexico Attention: General Counsel Telephone No.: (011 52 55) 4115-3651 Facsimile No.: (011 52 55) 1018-4010 (Ext. 3651)

with a copy to:

NII Holdings, Inc.
1875 Explorer Street, suite 1000 Reston, VA 20190 Attention: Chief Commercial Counsel Facsimile No: +703 390 7170

On behalf of the Guarantors

By:/s/ Juan Enrich Urrea
Chief Financial Officer

By:/s/ Antonio Graza
VP and General Counsel

CHINA DEVELOPMENT BANK CORPORATION, as Lender

Notice Address: Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road Shenzhen 518031, China Attention: Che Nan Telephone No.: +86 (755) 2594 2783 Facsimile No.: +86 (755) 2598 7725

By:/s/ Wang Weideng
General Manager

CHINA DEVELOPMENT BANK CORPORATION, as Administrative Agent

Notice Address: Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road, Shenzhen 518031, P.R. China.
Attention: Che Nan Telephone No.: +86 (755) 2594 2783 Facsimile No.: +86 (755) 2598 7725

By:/s/ Wang Weideng

General Manager

CHINA DEVELOPMENT BANK CORPORATION, as Arranger

Notice Address: Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road, Shenzhen 518031, P.R. China.
Attention: Che Nan Telephone No.: +86 (755) 2594 2783 Facsimile No.: +86 (755) 2598 7725

By:/s/ Wang Weideng
General Manager

DEFINED TERMS AND RULES OF INTERPRETATION

1.    Defined Terms.

“Administrative Agent”     shall     mean     China     Development     Bank Corporation, acting in its capacity as agent for the Lenders pursuant to this Agreement.

“Agent” shall mean the Administrative Agent or the Security Agent.

“Affected Interest Period” shall have the meaning provided in Section 2.11 of this Agreement.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agent-Related Persons” shall mean each Administrative Agent and any successor Administrative Agent appointed pursuant to Section 8.9 of this Agreement, together with their respective officers, directors, employees, representatives, attorneys, agents and Affiliates.

“Agreement” shall have the meaning provided in the preamble of this Agreement.

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or of an Affiliate thereof) designated in Annex II to this Agreement or such other office of such Lender (or an Affiliate thereof) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Arranger” shall mean China Development Bank Corporation.

“Asset Pledge” shall mean the first ranking non-possessory pledge over assets agreement entered into on or about the Signing Date between the Pledgors and the Security Agent, in its capacity as Acreedor Prendario thereunder in relation to the pledge of all of the Pledged Assets.

“Assignment and Acceptance” shall have the meaning provided in Section 10.13(b) of this Agreement.

“Attorney Costs” shall mean all reasonable and duly documented fees and disbursements of any law firm or other external counsel of the Lenders.

“Authorized Officer” shall mean, with respect to any Person, any Person who is duly authorized to represent and to obligate that Person in accordance with the Charter Documents of that Person.

“Availability Period” shall mean the period from and including the Signing Date to and including the Final Availability Date.

“Available Loan Commitments” shall mean, at any time and in respect of any Lender, such Lender’s Loan Commitment minus:

(a)    the amount of its participation in any Loans outstanding under this Agreement; and

(b) in relation to any proposed Loan under this Agreement, the amount of its participation in any

Loans that are due to be made under this Agreement on or before the proposed Disbursement Date.

“Bankruptcy Law” shall mean the laws, regulations, decrees and rules related to bankruptcy in Mexico and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Loans from the Lenders on a given date having the same Interest Period.

“Break Costs” shall mean the amount (if any) by which (a) the interest (excluding the applicable Margin) that a Lender should have received for the period from the date of receipt of all or any part of its Loan or any sum due and payable by the Borrower under any Financing Document but unpaid to the last day of the current Interest Period in respect of such Loan or sum, had the principal amount of such Loan or sum received been paid on the last day of that Interest Period exceeds (b) the amount which such Lender would be able to obtain by placing an amount equal to the principal amount of such Loan or sum received or recovered by it on deposit with a leading bank in the London interbank market for a period starting on the London Banking Day following such receipt of recovery and ending on the last day of the current Interest Period.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City, Beijing or Mexico City, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in any such city.

“Business Plan” shall mean the Borrower’s business plan provided pursuant to Section 3.1(l) and as updated from time to time pursuant to Section 5.1(l).

“Calculation Date” shall mean June 30 and December 31 of each calendar year.

“Change of Control” shall mean (i) when the Borrower ceases, directly or indirectly, to control any of the Guarantors or (ii) when the Parent ceases, directly or indirectly, to control the Borrower. For purposes of this definition, “control” shall mean, with respect to a Person, (i) the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and (ii) the ownership (directly or indirectly) of 51% of the entire issued and outstanding share capital of such Person.

“Charter Documents” shall mean, with respect to any Person, the by-laws, or articles of incorporation or association, or incorporation deed, or other similar document of such Person.

“China” shall mean the People’s Republic of China (for purposes of this Agreement, not including Taiwan and the Special Administrative Regions of Hong Kong and Macau).

“Closing Date” shall mean the date upon which the conditions precedent set forth in Section 3.1 of this Agreement have been satisfied (or waived by the Administrative Agent).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee” shall have the meaning provided in Section 6.8(c) of this Agreement.

“Competitor” shall mean a Person other than the Borrower and its Affiliates who is engaged in the telecommunications business (including without limitation the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and related activities and services.

“Compliance Certificate” shall mean the certificate of the Borrower substantially in the form attached hereto as Exhibit E.

“Consolidated Cash Balance” shall mean, with respect to the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Mexico GAAP), (i) cash, including Pesos or Dollars, (ii) investment in short term deposits in banks, other similar financial institutions or corporate entities, each of which is investment grade, or subsidiaries or affiliates of such banks or financial institutions (“Acceptable Entities”) (being investments maturing in one year or less than one year from the date of deposit including, but not limited to, investments in bank fixed deposits and other bank instruments), (iii) deposits in Acceptable Entities and investments in treasury bills and securities issued by a governmental authority including the Government of Mexico; (iv) any readily marketable debt or equity security that is customarily traded on electronic trading systems or any national or international securities exchange, valued at the most recently available trading price for such security, and for any such security denominated in a currency other than Dollars or Pesos, converted into Dollars or Pesos at the exchange rate noted by a national or international financial institution; (v) repurchase obligations with Acceptable Entities or other creditworthy financial institutions, in each case with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above and (vi) investment grade commercial paper maturing within one year after the date of acquisition.

“Consolidated EBITDA” shall mean, for any period, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Mexico GAAP), the sum of the following: (a) Consolidated Operating Income plus (b) to the extent deducted in determining Consolidated Operating Income, the sum of (i) all amounts properly charged for depreciation of Fixed Property and amortization of Intangible Property for such period on the consolidated books of the Borrower and its Consolidated Subsidiaries, plus (ii) Consolidated Interest Expense for such period, plus (iii) income tax expense, plus (iv) all other non-cash expenses, minus (c) non-cash gains, to the extent included in determining Consolidated Operating Income.

“Consolidated Indebtedness” shall mean, as at any date, the sum of the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Mexico GAAP).

“Consolidated Interest Expense” shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Mexico GAAP), of all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Consolidated Leverage Ratio” shall mean, with respect to the Borrower, the ratio of its Net Debt to its Consolidated EBITDA.

“Consolidated Operating Income” shall mean, for any period, the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with Mexico GAAP).

“Consolidated Subsidiary” shall mean, with respect to the Borrower or a Guarantor, each Subsidiary of the Borrower or such Guarantor, as the case may be, (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower or such Guarantor, as the case may be, in accordance with Mexico GAAP.

“Control” the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting or management power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” shall mean the US$187,500,000 term loan credit agreement entered into on or about the Signing Date between the Borrower and China Development Bank Corporation as lender in respect of the Project.

“Default” shall mean any event or circumstance which with notice under the Financing Documents or lapse of time or both would become an Event of Default.

“Default Interest” shall have the meaning provided in Section 2.6(b) of this Agreement.

“Delaware” shall mean the State of Delaware of the United States.

Agreement.
“Disbursement” shall mean disbursement of the Loans pursuant to this made.
“Disbursement Date” shall mean any date on which a Disbursement is

“Dollars” or “US$” and the sign “$” shall each mean freely transferable, lawful money of the United States.

“DSRA” shall mean the debt service reserve account established and maintained by the Borrower with the Security Agent with the account number 7003628575 and all monies standing to the credit of such account together with all rights and interests in relation thereto.

“DSRA Pledge” shall mean the first ranking non-possessory pledge agreement entered into on or about the Signing Date between the Borrower and the Security Agent in respect of the pledge over the DSRA.

“Environmental Claim” shall mean, with respect to any Person, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person's liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Governmental Approval issued under any Environmental Law.

“Environmental Laws” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Signing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“Equity Interest” shall mean, at any time, any right or interest in the capital of the Borrower, whether owned directly or indirectly.

“Event of Default” shall have the meaning provided in Section 7.1 of this Agreement.

“Existing Facility” shall mean the US$296,900,000 facility granted to the Borrower pursuant to that certain amended and restated credit agreement dated June 27, 2006, by and among the Borrower as borrower, the financial institutions parties thereto as lenders, Citibank N.A., as administrative agent, Citigroup Global Markets Inc., as bookrunner and lead arranger, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero, as bookrunner and syndication agent and ABN Amro Bank N.V., as bookrunner and documentation agent.

“Expropriation Event” shall mean (i) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of the Property of the Borrower or of its share capital, (ii) any assumption by a Governmental Authority of control of all or a substantial portion of the Property or business operations of the Borrower or of its share capital, or (iii) any taking of any action by a Governmental Authority for the dissolution or disestablishment of the Borrower.

“Fee Letter” shall mean any letter or letters between the Borrower and the Arrangers and the Administrative Agent dated of even date hereof, setting out certain reasonable and duly documented fees and expenses payable by the Borrower in connection with the Financing Documents and the consummation of the transactions contemplated therein.
“Final Availability Date” shall mean the date falling thirty six (36) months from the Signing Date.

“Financing Documents” shall mean, collectively, this Agreement, the Guaranty, the Shareholder Undertaking, the Security Documents, the Fee Letter and, each Notice of Borrowing..

“Financing Parties” shall mean, collectively, the Administrative Agent, the Security Agent, the Arranger and the Lenders.

“Fixed Property” shall mean the fixed assets as reflected in its consolidated financial statements.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States primarily for the benefit of employees residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, or to the extent applicable, subject to Subchapter D of the Code.

“Forms” shall have the meaning provided in Section 2.8(b) of this Agreement.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority, including the Licenses.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question, including, without limitation, those in Mexico and the United States.

“Group Chart” shall mean the organization chart of the Guarantors and the Borrower and their respective Subsidiaries (including the Consolidated Subsidiaries) that shows the direct and indirect relationship among the Guarantors, the Consolidated Subsidiaries and the Borrower (including current name, jurisdiction of incorporation and/or establishment and a list of shareholders).

“Guarantors” shall mean those entities listed in Annex III, as updated from time to time to reflect any transaction permitted pursuant to Section 5.13, and a “Guarantor” shall mean any of them.

“Guaranty” shall mean the guaranty of the Guarantors pursuant to Section 9.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on all Loans made to the Borrower under this Agreement, together with all the other obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Financing Parties now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Financing Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and in each such other Financing Document.

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

“Indebtedness” shall mean, with respect to a Person, any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent of such Person for or in respect of (i) amounts borrowed or raised under any loan or credit facility; (ii) the amount of any deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business); (iii) all obligations under or in respect of letters of credit or bankers’ acceptances if issued in connection with a transaction in the nature of a borrowing or raising of finance; (iv) all obligations under or evidenced by bonds, debentures, notes or other similar instruments; (v) leases or hire purchase contracts, which would in accordance with Mexico GAAP be treated as finance or capital leases; (vi) any other financial transaction having the effect of a borrowing or giving rise to an obligation on the part of such Person to purchase Indebtedness of another Person or provide collateral in respect thereof; or (vii) the net exposure under any hedging agreements.

“Indemnified Liabilities” shall have the meaning provided in Section of this Agreement.

“Indemnified Person” shall have the meaning provided in Section 10.2(a) of this Agreement.

“Intangible Property” shall mean the intangible assets as reflected in its consolidated financial statements.

“Intellectual Property” shall mean any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, inventions, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and the benefit of all applications and rights to use such assets.

“Interest Determination Date” shall mean, for the purposes of calculating LIBOR, the second London Banking Day prior to the commencement of any Interest Period relating to such Loan unless market practice differs in the London interbank market in which case the Interest Determination Date will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Interest Determination Date will be the last of those days).

“Interest Payment Date” shall mean each April 10 and October 10 before the Loan Maturity Date, except that if any such date is not a Business Day, such Interest Payment Date shall fall on the immediately succeeding Business Day.

“Interest Period” shall have the meaning provided in Section 2.7 of this Agreement

“Investment” in any Person shall mean, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“Land” shall mean any site upon which the Telecommunications Networks have been or will be installed (including in connection with the Project), together with any fixtures and civil works constructed thereon and any other easements, licenses and other real property rights and interests required in respect thereof.

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license or other governmental restriction or any official interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Lender” shall mean each Lender named on Annex I to this Agreement and any assignee thereof pursuant to Section 10.13 of this Agreement.

“LIBOR” shall mean, with respect to each Interest Period in respect of a Loan, the Screen Rate. If for any reason such rate is not available, the term “LIBOR” shall mean, for any Loan for any Interest Period therefor, the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date for deposits in Dollars and for a term comparable to such Interest Period.

“Licenses” shall mean, the licenses to install, operate and exploit a public telecommunications network and to use the following frequency bands: 1740 - 1755 MHz for the inferior segment and 2140-2155 MHz for the superior segment within the Mexican territory granted by the Federal Government of Mexico through the Ministry of Communications and Transports to NII Digital S. de R.L. de C.V. on October 1, 2010.

“License Proceedings” shall mean the administrative and/or judicial proceedings described in Annex IV and any other proceeding by or before any Governmental Authority in order to challenge in any matter the granting of the Licenses notified to the Administrative Agent pursuant to Section 5.2 (a).

“Lien” shall mean, with respect to any Property of any Person, any mortgage, pledge, lien, security interest, charge, or other encumbrance of any kind, or any other type of preferential arrangement (including title transfer and retention arrangements) that has substantially the same practical effect as a security interest.

“Loan” or “Loans” shall have the meaning provided in Section 2.1(a) of this Agreement.

“Loan Commitments” shall mean, with respect of each Lender named on Annex I to this Agreement, the amount set opposite its name in Annex I and, with respect to any other Lender, the amount of any Loan Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.

“Loan Maturity Date” shall mean the date falling ten (10) years from the Signing Date except that if such date is not a Business Day, then the Loan Maturity Date shall be the Business Day immediately preceding the date falling ten (10) years from the Signing Date.

“London Banking Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England.

“Margin” shall mean two point eight percent (2.8%) per annum,

provided that, if, at any time prior to the Final Availability Date, any of the Equity Interests becomes subject to a Lien (other than in favor of the Financing Parties in respect of the Loans), the foregoing rate, as applicable, shall be increased from the date of creation of such Lien until the earlier to occur of the Final Availability Date and the date of unconditional and irrevocable discharge or release of such Lien as follows: (x) by zero point one percent (0.1%) if the Equity Interests subject to such Lien are less than ten percent (10%) of the aggregate Equity Interests, (y) by zero point two percent (0.2%) if the Equity Interests subject to such Lien are ten percent (10%) or more but less than twenty five percent (25%) of the aggregate Equity Interests and (z) by zero point three percent (0.3%) if the Equity Interests subject to such Lien are twenty five percent (25%) or more but less than or equal to forty nine percent (49%) of the aggregate Equity Interests.

“Margin Stock” shall mean margin stock within the meaning of Regulation U and Regulation X.

“Master Services Agreement” shall mean the Master Services Agreement effective as of November 12, 2010 between the Borrower and Huawei Technologies de Mexico, S.A. de C.V. in respect of the provision of certain civil and construction works and services and goods for the implementation of the Project.

“Master Supply Agreement” shall mean the Master Supply Agreement effective as of December 20, 2010 between the Parent and Huawei Technologies de Mexico, S.A. de C.V. in respect of the delivery of telecommunications infrastructure equipment and goods for the implementation of the Project.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, condition (financial or otherwise) or Property of the Borrower or the Property of the Obligors taken as a whole, (ii) the ability of the Borrower, or the Guarantors taken as a whole, to timely perform any of its obligations under any of the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of any Transaction Document, or (iv) any material rights and remedies of the Financing Parties under any of the Financing Documents.

“Material Indebtedness” shall mean, with respect to any Obligor, any of its Indebtedness that individually (or in the aggregate if it arises out of a series of related transactions or obligations) exceeds US$50,000,000 (or its equivalent in other currencies) at any time.
“Mexico” shall mean the United Mexican States.

“Mexico GAAP” shall mean the generally accepted accounting principle sin Mexico.

“Money Laundering” shall mean, (i) the conversion or transfer of property, knowing it is derived from a criminal offense, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions, (ii) the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of, property knowing that it is derived from a criminal offense, or (iii) the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offense.

“Necessary Governmental Approval” shall have the meaning provided in Section 4.7(a) of this Agreement.

“Negotiation Period” shall have the meaning provided in Section 2.11 of this Agreement.

“Net Debt” shall mean, with respect to the Borrower, its Consolidated Indebtedness minus its Consolidated Cash Balance.

“No Liens’ Certificates” means (i) a no lien certificate (certificado de libertad de gravámenes) regarding the commercial folio (folio mercantile) or equivalent of the Borrower and the Guarantors, issued by the Public Registry of the Property and Commerce (Registro Público de la Propiedad y del Comercio) of the social domicile of the Borrower and the Guarantor; and (ii) a no lien certificate or equivalent of the Borrower and the Guarantors, issued by the Movable Property Registry (Registro Único de Garantías Mobiliarias).

“Notice of Borrowing” shall have the meaning provided in Section 2.2 of this Agreement.

“Notice Office” shall mean the office of the Administrative Agent located at the address indicated below its signature or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to this Agreement.
“Officer’s Certificate” shall mean, (i) with respect to the Borrower, an officer’s certificate signed by an Authorized Officer of the Borrower and (ii) with respect to each Guarantor, an officer’s certificate signed by an Authorized Officer of such Guarantor.

“Obligors” shall mean the Borrower and each of the Guarantors.

“Original Financial Statements” shall mean the audited consolidated financial statements of the Borrower, as audited by a reputable Mexican accounting firm to ensure compliance with Mexico GAAP, in each case, as at and for the fiscal year ended on December 31, 2010.

“Parent” shall mean NII HOLDINGS INC., a holding company organized and existing under the laws of Delaware.

“Payment Office” shall mean the office of the Administrative Agent located at the address below its signature or such other office as each such Administrative Agent may hereafter designate in writing as such to each of the other parties to this Agreement.

“Permitted Business” shall mean the telecommunications business including any business conducted or proposed to be conducted (as described in the Parent’s filings with the U.S. Securities and Exchange Commission) by the Borrower and its Subsidiaries on the Signing Date (which include, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and related, ancillary or complimentary businesses, activities and services.

“Permitted Disposals” shall mean, with respect to any Obligor’s assets (excluding the Licenses):

(a) disposals on arm’s length terms in the ordinary course of trading of the disposing entity;

(b) disposals of assets in exchange for other assets comparable or superior in type, value and quality;

(c)     disposals of assets which are worn out, obsolete or have been replaced;

(d)disposals arising under Section 5.13(a);

disposals with the consent of the Administrative Agent;

Transaction;
(e)disposals     arising     pursuant     to     a     Permitted     Sale     Leaseback ;

(f)disposals among the Obligors on arm’s length terms;

(g) disposals (on arm’s length terms) of the licenses to install, operate and exploit a public telecommunications network and to use the following frequency bands: 1900-1905 MHz for the inferior segment and 1980-1985 for the superior segment within the States of Nuevo León, Tamaulipas and Coahuila, excluding the municipalities of Torreon, Francisco I. Madero, Matamoros, San Pedro and Viesca located in the State of Coahuila, Mexico, granted by the Federal Government of Mexico through the Ministry of Communications and Transports to NII Digital S. de R.L. de C.V. on October 1, 2010.; and

(h) any other disposals of assets transacted on arm’s length terms provided that the aggregate amount received by the Borrower in respect of such disposals does not exceed US$20,000,000 (or its equivalent in other currencies) in any twelve (12) month period;.

“Permitted Liens” shall mean, with respect to any of the Obligors,

(a)    the Transaction Lien;

(b) Liens for taxes, assessments and governmental charges or levies on such Obligor that are not yet delinquent or due or which are being contested in good faith by appropriate actions or proceedings, provided that adequate reserves with respect thereto are maintained in accordance with Mexico GAAP on the books of such Obligor;

(c) Liens arising by operation of law in the ordinary course of business and not for borrowed money securing obligations that are not overdue for a period of more than thirty (30) days;

(d) Liens incurred in connection with workers’ compensation claims, unemployment insurance, social security benefits and similar legislation or to secure public or statutory obligations;

(e) Liens in favor of any Governmental Authority of Mexico arising from the bidding or acquisition of radio spectrum licenses that are necessary, complementary or ancillary for the Borrower’s telecommunication business to the extent required by applicable laws or applicable auction rules and regulations;

(f) Liens on any Fixed Property or Intangible Property (excluding the Licenses, the Pledged Assets except as otherwise expressly permitted under the Asset Pledge and the DSRA except as otherwise expressly permitted under the DSRA Pledge) acquired after the Signing Date; (g) easements, rights-of-way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes;

(h)    Liens in favor of any other Obligor;

(i) Liens to secure the performance of bids, tenders or other contracts (other than contracts for any Indebtedness) to the extent required in the ordinary course of business;

(j) Liens on any other Property of the Obligor provided that such Liens are also created in favor of the Security Agent (for the benefit of the Financing Parties) on a pari passu basis; and

(k) Liens on Property existing as of the Signing Date (excluding the Licenses) other than the Properties subject to Liens pursuant to items (a) to (j) above the aggregate book value of which (determined as of such determination date) is, at any time, no more than the greater of (i) US$300,000,000 less the book value of such Properties (existing as of the Signing Date) subject to Permitted Sale Leaseback Transactions and (ii) (A) 10% of the difference between the Total Assets and the aggregate book value of Properties subject to Liens pursuant to items (a), (f), (i) and (j) above minus (B) the book value of such Properties (existing as of the Signing Date) subject to the Permitted Sale Leaseback Transactions.

“Permitted Related Party Transactions” shall mean:

(a)    transactions between the Borrower and an Affiliate of the Borrower for the provision of intercompany services and licensing agreements, provided that such intercompany agreements (i) are on an arms’ length basis, (ii) comply with, if any, the conditions for related party transactions adopted by the board of directors or equivalent corporate governing body of the Borrower and the relevant Affiliate;

(b)    a Permitted Disposal;

(c)    a merger permitted under Section 5.13(a); and

(d) the payment of dividends and share redemptions in accordance with Section 5.24.

“Permitted Sale Leaseback Transaction” shall mean a transaction or arrangement (or a series of transactions or arrangements) pursuant to which the Borrower and/or any of its Subsidiaries sells or otherwise transfers for value its Telecommunications Towers, and as part of such transaction, thereafter rents or leases such Telecommunications Towers, provided that (i) the obligations under any such sale and leaseback transaction shall be deemed a Consolidated Indebtedness of the Borrower; and (ii) any such sale and leaseback transaction shall not be permitted upon the occurrence and continuation of a Default or an Event of Default.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pesos” or “pesos” shall mean the lawful currency of Mexico.

“Principal Payment Dates” shall mean, collectively, the first Interest Payment Date immediately following the expiry of the Availability Period and thereafter, each next succeeding Interest Payment Date; provided that the last Principal Payment Date shall be the Loan Maturity Date.

“Pledged Assets” shall have the meaning given to the term “Bienes Pignorados” in the Asset Pledge,

being all fixed assets of the Pledgors procured under the Purchase Orders and Sinosure Purchase Orders which are financed by the Loans hereunder or the loans under the Sinosure Credit Agreement.

“Pledgors” shall mean NII DIGITAL S. DE R.L. DE C.V. and any other Obligor which becomes a Pledgor (Deudor Prendario) pursuant to and in accordance with the Asset Pledge.

“Process Agent” shall have the meaning provided in Section 10.20(b) of this Agreement.

“Project” shall have the meaning provided in the first recital of this Agreement.

“Property” shall mean any property, Licenses, assets of any kind whatsoever, whether present or future, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

“Purchase Order” shall mean a purchase order issued by the Borrower at any time in accordance with any of the Supply Agreements for financing hereunder.

“Rate Determination Notice” shall have the meaning provided in Section 2.11 of this Agreement.
“Reference Banks” shall mean the principal office in London of Bank of China, Citibank N.A. and Barclays Bank PLC or such other banks as may be appointed by the Administrative Agent from time to time (acting on the instructions of the Required Lenders) in consultation with the Borrower.

“Register” shall have the meaning provided in Section 8.10 of this Agreement.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve system (or any successor).

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve system (or any successor).

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

“Repeating Representations” shall mean each of the representations, warranties or agreements set out in Sections 4.1, 4.2, 4.5, 4.8, 4.9(a), 4.12, 4.15, 4.19, 4.24, 4.25 and 4.26.

“Required Lenders” shall mean the Lenders holding at least sixty six and two thirds (662/3%) of the aggregate outstanding principal amount of the Loans or, if no Loans have been made, at least sixty six and two thirds (662/3%) of the Loan Commitments.

“Scheduled Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the Loans pursuant to Section 6.1 of this Agreement.

“Screen Rate” shall mean, with respect to each Interest Period in respect of a Loan, the British Bankers’ Association Interest Settlement Rate for Dollars for a term comparable to such Interest Period, displayed on page LIBOR01 of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lender.

“Security Agent” shall mean HSBC Mexico, S.A., acting in its capacity as security agent for the

Lenders pursuant to the Security Sharing Agreement, including any successors, permitted assigns and permitted transferees of HSBC México, S.A. as appointed under the Security Sharing Agreement.

“Security Documents” shall mean the Asset Pledge, the DSRA Pledge and any other document designated as a Security Document by the Financing Parties.

“Security Sharing Agreement” shall mean the security sharing and collateral agency agreement entered into on or about the Signing Date among the Administrative Agent, the Security Agent and the lenders parties thereto in respect of the pari passu sharing of the Pledged Assets under the Asset Pledge.

“Shareholder Undertaking” shall mean the undertaking entered into on or about the Signing Date between, among others, the Parent and the Administrative Agent.

“Signing Date” shall have the meaning provided in the preamble of this Agreement.

“Sinosure Credit Agreement” shall mean the US$187,500,000 term loan credit agreement entered into on or about the Signing Date between the Borrower and China Development Bank Corporation as lender in respect of the Project.

“Sinosure Purchase Orders” shall mean the Purchase Orders being financed under the Sinosure Credit Agreement.

“Subsidiary” shall mean, in relation to any Person, any other Person, (i) which is controlled, directly or indirectly, by the first mentioned Person; (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned Person; or (iii) which is a Subsidiary of another Subsidiary of the first mentioned Person, and for purposes of this definition, a Person shall be treated as being controlled by another if that other Person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Substitute Basis” shall have the meaning provided in Section 2.11 of this Agreement.

“Suppliers” shall mean (i) Huawei Technologies Co. Ltd. and (ii) Huawei Technologies de México, S. A. de C.V., being at all times prior to the first Principal Payment Date, a Subsidiary of Huawei Technologies Co. Ltd., and their respective subsidiaries (each a “Supplier”).

“Supplier’s Certificate” shall mean the certificate issued by the Supplier substantially in the form of Exhibit D hereto.

“Supply Agreements” shall mean collectively and indistinctively the Master Services Agreement and the Master Supply Agreement.

“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which the Project or any portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise. The term “Taken” shall have a correlative meaning.

“Taxes” shall have the meaning provided in Section 2.8(a) of this Agreement.

“Tax Benefit” shall have the meaning provided in Section 2.8(c) of this

“Telecommunications Networks” shall mean the 3G telecommunications networks being deployed and/or to be deployed by the Borrower or its Affiliates in Mexico.

“Telecommunications Towers” means telecommunications towers and related equipment necessary for the operation of the Telecommunications Networks, including, without limitation, real property and/or ground leases, licenses, permits, authorizations or other applicable governmental approvals, and certain warranty rights; but excluding certain wireless telecommunications equipment.

“Total Assets” shall mean the aggregate amount of assets as reflected in its most recent financial statements delivered pursuant to Section 5.1.

“Total Liabilities” shall mean the aggregate outstanding principal amount of all Indebtedness as reflected in its most recent financial statements delivered pursuant to Section 5.1.

“Total Net Worth” shall mean Total Assets minus Total Liabilities.

“Transaction Documents” shall mean, collectively,     the Financing Documents, the Sinosure Credit Agreement and the Supply Agreements.

“Transaction Lien” shall mean the Liens created or expressed to be created in favor of the Security Agent (for the benefit of the Financing Parties) pursuant to the Security Documents.

“United States” and “U.S.” shall each mean the United States of America.
“VAT” shall mean value added taxes and any other tax of a similar nature.

2. Rules of Interpretation. In each Financing Document, unless otherwise indicated:

(a) each reference to, and the definition of, any document (including any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement;

(b) each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

(c) any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d) references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e) all references to a “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

(f) the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

(g) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h) the words “hereof”, “herein” and “hereunder”, and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(j) where the terms of any Financing Document require that the approval, opinion, consent or other input of any party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing;

(k) all references to the “Administrative Agent”, the “Arranger”, the “Security Agent”, any “Financing Party” or any “Lender” shall be construed so as to include its successors, permitted assigns and permitted delegates; and

(l) any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto.